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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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☐	Soliciting Material under §240.14a-12

Dean Foods Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS
OF DEAN FOODS COMPANY

Date:	May 10, 2017
Time:	10:00 a.m. Central time
Location:	Dallas Museum of Art, 1717 North Harwood, Dallas, Texas 75201
Items of Business:
Stockholders will be asked to:

1.    Elect as directors the eight nominees named in the attached Proxy Statement;

2.    Ratify the selection of Deloitte & Touche LLP as our independent auditor for 2017;

3.    Cast a non-binding advisory vote to approve our executive compensation;

4.    Cast a non-binding advisory vote on the frequency of future advisory votes on executive compensation; and

5.    Transact any other business that is properly brought before the meeting.

Webcast:	If you cannot attend the 2017 Annual Meeting in person, we invite you to join a live webcast of the meeting at www.deanfoods.com.
Who May Vote:
You are eligible to vote at the 2017 Annual Meeting (and at any postponements or adjournments thereof) only if you were a Dean Foods stockholder as of the close of business on March 20, 2017, the record date for the 2017 Annual Meeting.
How to Vote:
Please cast your vote by telephone or over the Internet as described in our Proxy Statement and in the Notice of Internet Availability of Proxy Materials. If you requested a copy of the proxy/voting instruction card by mail, you may mark, sign, date and return the proxy/voting instruction card in the envelope provided.
Date of Distribution:	On or about March 27, 2017, we will begin mailing our Notice of Internet Availability of Proxy Materials and any paper copies of our Proxy Statement with related proxy/voting instruction cards.
Electronic Availability of Materials:
The Company's Proxy Statement and Annual Report to Stockholders for the fiscal year ended December 31, 2016, are available at www.viewproxy.com/deanfoods/2017. These documents are also posted on our website at www.deanfoods.com.

Date: March 27, 2017	By order of the Board of Directors,

Russell F. Coleman Executive Vice President, General Counsel, Corporate Secretary and Government Affairs

Your vote is very important to us. Whether or not you plan to attend the meeting in person, we encourage you to vote promptly so that your shares will be represented at the Annual Meeting.

DEAN FOODS COMPANY – 2017 Proxy Statement

DEAN FOODS COMPANY – 2017 Proxy Statement

Unless otherwise noted, all numbers of shares or share prices relating to our common stock in this Proxy Statement reflect the Reverse Stock Split and all numbers of shares or units and corresponding prices related to equity awards granted prior to the WhiteWave Spin-Off have been adjusted to preserve the pre-spin intrinsic value of the award.

DEAN FOODS COMPANY – 2017 Proxy Statement

YOU ARE INVITED

March 27, 2017

Dear Fellow Stockholders,

We hope that you will attend our Annual Meeting of Stockholders on May 10, 2017. At the Annual Meeting, after we vote on the proposals described in this Proxy Statement, we will present a brief report on our 2016 results and an update on our business. As always, we will conclude the meeting with a brief period for questions and comments. For your convenience, we will present a live webcast of the meeting, which you can access through our website at www.deanfoods.com under Investor Relations.

If you have questions regarding any of the matters contained in this Proxy Statement, please contact our Investor Relations Department at 800.431.9214. We thank you for your continued support of Dean Foods, and we look forward to seeing you at the 2017 Annual Meeting.

Sincerely,

Ralph P. Scozzafava Chief Executive Officer and Director

Jim L. Turner Non-Executive Chairman of the Board

DEAN FOODS COMPANY – 2017 Proxy Statement

PROXY STATEMENT SUMMARY

Below is a summary that highlights information contained elsewhere in this Proxy Statement. Please refer to the complete Proxy Statement before you cast your vote.

Please refer to the Definitions on pages 81 and 82 for the meaning of certain terms used in this summary and the rest of this Proxy Statement.

2017 ANNUAL MEETING OF STOCKHOLDERS

Date:	May 10, 2017
Time:	10:00 a.m. Central time
Location:	Dallas Museum of Art, 1717 North Harwood, Dallas, Texas 75201
Record Date:	March 20, 2017
If you were a stockholder of record of the Company as of the close of business on March 20, 2017, you are entitled to vote at the 2017 Annual Meeting and any adjournments or postponements of the meeting.

VOTING MATTERS AND BOARD RECOMMENDATIONS

Proposal 1: Election of Directors (page 16)

The Board of Directors unanimously recommends a vote "FOR" each director nominee.

The eight director nominees presented in this proposal are recommended for election to the Board of Directors at the 2017 Annual Meeting. Additional information about each director and his or her qualifications may be found beginning on page 16 of this Proxy Statement.

				Committee Membership
Director Nominee Principal Role	Director Since	Age*	Independent**	Audit	Compensation	Nominating/ Corporate Governance

Janet Hill Principal, Hill Family Advisors	2001	69		• $

J. Wayne Mailloux Owner, Stonehill Partners Limited	2009	68		$	•

Helen E. McCluskey Former CEO, The Warnaco Group, Inc.	2015	61		• $	•

John R. Muse Chairman, Kainos Capital, LLC	1997	66			•

B. Craig Owens Former CFO, Campbell Soup Company	2015	62		• $		•

Ralph P. Scozzafava CEO, Dean Foods Company	2017	58

Jim L. Turner (Non-Executive Chairman) Principal, JLT Beverages L.P.	1997	71				•

Robert T. Wiseman Former Chairman and CEO, Robert Wiseman Dairies Limited	2013	62				•

–	Committee chair
$–	"Audit committee financial expert" under SEC rules and "financially literate" under NYSE Rules

DEAN FOODS COMPANY – 2017 Proxy Statement	2

*	–	A director may not stand for reelection after reaching age 72 without a determination by our Nominating/Corporate Governance Committee that such director's election is in the best interest of our stockholders.
**	–	Independent under NYSE Rules, our Corporate Governance Principles, and, if a member of our Audit Committee, under Exchange Act Rule 10A-3, and, if a member of the Compensation Committee, under Exchange Act Rule 10C-1.

Governance Practices.   Our corporate governance procedures are structured to adhere to prevailing best practices and include the following features:

Governance Features

Size of Board	8

Number of Independent Directors	7 of 8

Committee Independence – Independent Directors on Audit, Compensation, Nominating/Corporate Governance Committees	100%

Separate Chairman and CEO Roles

Independent Chairman or Lead Director

Declassified Board – Annual Election of All Directors

Average Director Attendance at Board and Committee Meetings held in 2016	96%

Directors Generally Not Nominated for Re-election After 72nd Birthday

Majority Voting for Directors in Uncontested Elections

Executive Sessions of Independent Directors at Each Regularly-Scheduled Board Meeting

Annual Board, Committee and Director Evaluations

Formal Code of Ethics, Ethics Helpline and Ethics Training and Communications to All Employees

Robust Stock Ownership Guidelines for Directors and Executive Officers

Board Focus on Talent Development and Management Succession Planning

Proactive Stockholder Engagement

Board Focus on Long-term Growth Through Strategy, Capital Deployment and Risk Oversight

Robust Enterprise Risk Management Program with Board Oversight

Annual Advisory Vote on NEO Compensation and High Stockholder Approval Since 2014	95%+

Directors and Executive Officers Prohibited from Pledging/Hedging Company Shares

Stockholders May Act by Written Consent

Proposal 2: Ratification of Selection of Independent Auditor (page 38)

The Board of Directors unanimously recommends a vote "FOR" Proposal 2.

Additional information about our independent auditor may be found beginning on page 38.

DEAN FOODS COMPANY – 2017 Proxy Statement	3

Proposal 3: Non-Binding Advisory Vote on Executive Compensation ("Say-on-Pay") (page 42)

The Board of Directors unanimously recommends a vote "FOR" Proposal 3.

Below is a brief summary of our executive compensation approach for 2016. Additional information regarding our compensation policies and practices may be found beginning on page 47.

Executive Compensation Practices.   To ensure that management's interests are aligned with those of our stockholders and to motivate and reward Company performance and individual initiative and effort, we emphasize a pay-for-performance compensation philosophy. The use of tools such as equity ownership and long-term incentive compensation programs helps to foster this alignment as do the following practices exhibited in our executive compensation program:

What We Do	What We Don't Do

• Emphasize pay-for-performance	• No hedging/pledging transactions

• Set challenging performance goals	• No uncapped incentive plans

• Require stock ownership by our executives	• No repricing of options without stockholder approval

• Maintain a clawback policy	• No defined benefit pension plan for executive officers

• Provide double-trigger provisions in change in control agreements and modified double-trigger provisions in equity award agreements	• No tax gross ups in change in control agreements with our NEOs

Elements of 2016 Compensation for Named Executive Officers.   We have three primary elements of total direct compensation: base salary, annual short-term incentives (STI), which are paid in cash, and long-term incentives (LTI), which consist of an equally-weighted mix of performance stock units (PSUs) and restricted stock units (RSUs). During 2016, the Compensation Committee determined that in 2016 our NEOs would receive PSUs rather than cash performance units (CPUs) as part of our long-term incentive compensation program. The Compensation Committee selected PSUs based on a review of market practice, and determined that PSUs provided a greater incentive than CPUs to align the interests of our executive officers with the long-term interests of our stockholders.

DEAN FOODS COMPANY – 2017 Proxy Statement	4

Pay for Performance Focus.   Our pay mix places a large emphasis on performance-based incentives, which are not guaranteed. As set forth in the table below, a significant portion of our NEOs' target compensation for 2016 was performance-based and at-risk, with approximately half of compensation subject to the achievement of short-term and long-term financial and business objectives.

	Fixed Compensation	Variable (At-Risk) Compensation at Target
	Base Salary	STI	LTI: RSUs	LTI: PSUs

CEO	15%	21%	32%	32%

Other NEOs (Average w/o CEO)	29%	23%	24%	24%

Fixed cash compensation Reviewed annually and adjusted when appropriate Set based on historic salary levels, market data, individual performance, experience and skills, and internal pay equity	Variable cash compensation based 75% on achieving key annual financial and corporate goals and 25% on individual performance

Target as a percentage of base salary based on market data and internal pay equity

RSUs vest ratably over 3 years; subject to employment at time of vesting Target annual grant value based on market data and internal pay equity	PSUs accrue ratably based on achieving pre-set performance goals over a 3-year period; PSUs vest/pay out at the end of the 3-year performance cycle; subject to employment at time of vesting

Target annual grant value based on market data and internal pay equity

Proposal 4: Non-Binding Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation ("Say-on-Frequency") (page 43)

The Board of Directors unanimously recommends a vote for a frequency of "EVERY YEAR" on Proposal 4.

DEAN FOODS COMPANY – 2017 Proxy Statement	5

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

The Purpose of this Proxy Statement

Our Board of Directors is soliciting your proxy to vote your shares at the Company's 2017 Annual Meeting of Stockholders to be held on May 10, 2017 and at any adjournments or postponements of the meeting. A proxy is your legal designation of another person to vote the stock that you own. This Proxy Statement includes detailed information about the matters that will be discussed and voted on at the meeting and provides updated information about our Company that you should consider in order to make an informed voting decision.

Who May Vote

Only stockholders who owned shares of the common stock of Dean Foods Company at the close of business on the Record Date are entitled to vote at the 2017 Annual Meeting or any postponement or adjournment of the meeting. The Board established March 20, 2017 as the Record Date, on which date there were 90,862,244 shares of Dean Foods common stock issued and outstanding. Dean Foods common stock was the only class of our stock outstanding on that date.

Stockholder of Record.    If you are a stockholder of record, meaning your shares are registered in your own name, you may vote in person at the Annual Meeting or you may provide your proxy via the Internet or by telephone or mail in accordance with the instructions provided on the Notice of Internet Availability or, if you requested printed copies of the proxy materials, your proxy card.

Beneficial Owner.    If you are a beneficial owner of shares held in street name, meaning you hold your shares through a broker, bank or other nominee, you may provide your proxy via the Internet or by telephone or mail in accordance with the instructions provided by your broker, bank or nominee. To vote in person at the Annual Meeting you must obtain and bring a legal proxy, executed in your favor, from the broker, bank or other nominee of your shares as of that time. Your broker, bank or other nominee has discretionary voting power with respect to the ratification of the appointment of Deloitte & Touche LLP as our independent auditor for the 2017 fiscal year and may vote your shares on that proposal even if he or she has not received voting instructions from you. However, your broker, bank or other nominee does not have discretionary voting power with respect to any of the other proposals discussed in this Proxy Statement and cannot vote your shares on those proposals unless he or she has received your instruction.

Delivery of Proxy Materials

Internet Availability of Proxy Materials.    In accordance with SEC rules, rather than mailing a full paper set of the proxy materials to each stockholder, many stockholders will receive a single-page notice advising the recipient of the availability of the proxy materials on the Internet. This Notice of Internet Availability includes instructions on how to access our proxy

DEAN FOODS COMPANY – 2017 Proxy Statement	6

materials and vote on the Internet. It also includes instructions on how stockholders may obtain a paper copy of the proxy materials by mail or a printable copy electronically. Stockholders who have affirmatively requested electronic delivery of our proxy materials will receive instructions via e-mail regarding how to access these materials electronically. All other requesting stockholders, including stockholders who have previously requested to receive a paper copy of the materials, will receive a full paper set of the proxy materials by mail. This distribution process contributes to our sustainability efforts and reduces the costs of printing and distributing our proxy materials.

Duplicate Sets.    If you received more than one set of printed proxy materials or more than one Notice of Internet Availability, your shares are likely registered differently or are held in more than one account. To vote your shares, please follow the instructions on each notification, proxy card or voting instruction card that you received.

Eliminating Duplicate Sets.    If, for any reason, you and members of your household are receiving multiple copies and you want to eliminate duplications, please contact our Investor Relations Department by telephone at 800.431.9214 or by mail at: Dean Foods Company, 2711 North Haskell Avenue, Suite 3400, Dallas, Texas 75204, Attention: Investor Relations. That request must be made by each stockholder of record in the household.

Obtaining Separate Proxy Materials and Other Mailings.    Stockholders who are registered owners of our stock and who live in the same household generally receive only one copy per household of the 2016 Annual Report, 2017 Proxy Statement and most other mailings. If you would like to start receiving a separate set of printed proxy materials in your name, apart from others in your household, please contact our Investor Relations Department at the mailing address or phone number provided above and request that action. Within 30 days after your request is received, we will start sending you separate mailings.

Obtaining Paper Copies of Materials for the 2017 Annual Meeting.    Instructions about how to obtain a paper copy of the proxy materials and the 2016 Annual Report are included on each proxy card, voting instruction card, and Notice of Internet Availability. The instructions are included in e-mail notifications as to the availability of the proxy materials as well. We will also have materials available at the meeting. If you want paper copies of your materials and hold your shares in Street Name, you must request them from your broker, bank or other nominee. The materials will be mailed promptly but we cannot guarantee you will receive mailed copies before the meeting.

Electronic Access to Proxy Statement and 2016 Annual Report.    This Proxy Statement and the 2016 Annual Report are available online at www.viewproxy.com/deanfoods/2017. Most stockholders can elect to view proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. You can choose this option by following the instructions when you vote over the Internet.

Establishing a Quorum

A quorum is the minimum number of votes that must be present at the Annual Meeting in order to transact business. Our Bylaws provide that to establish a quorum, a majority of the shares of our common stock that were issued and outstanding and entitled to vote at the 2017 Annual Meeting must be present in person or represented by proxy. For purposes of a quorum, shares represented (a) in person at the meeting, (b) by proxy submitted via the Internet or by telephone or mail prior to the meeting, (c) by Abstentions and (d) by Broker Non-Votes are counted as present and entitled to vote.

DEAN FOODS COMPANY – 2017 Proxy Statement	7

If a quorum is not established, we will adjourn the meeting and reschedule it.

Matters to be Presented at the 2017 Annual Meeting

If enough stockholders are present at the meeting to conduct business, then we will vote on:

  •
  Proposal  1:  A proposal to elect the eight nominees as members of our Board of Directors, each for a one-year term.

  •
  Proposal  2:  A proposal to ratify the selection of Deloitte & Touche LLP as our independent auditor for 2017.

  •
  Proposal  3:  A proposal to approve, on an advisory basis, our executive compensation.

  •
  Proposal  4:  A proposal to approve, on an advisory basis, the frequency of future advisory votes on our executive compensation.

The Board of Directors is now soliciting your vote on these proposals. Proposals 1, 2, 3, and 4 have been approved by our Board of Directors, and the Board of Directors recommends that you vote FOR each of the nominees named in Proposal 1, FOR Proposals 2 and 3 and for a frequency of EVERY YEAR with respect to Proposal 4.

After all of the proposals have been voted on at the meeting, we will discuss and take action on any other matter that is properly brought before the meeting. Finally, our management team will present a brief report on our 2016 operating and financial results and an update on our business.

Votes Required; Effect of Abstentions and Broker Non-Votes

On each proposal, you are entitled to one vote for each share of common stock that you owned at the close of business on the Record Date. Cumulative voting is not permitted. Alliance Advisors, LLC will count the votes and act as inspector of election.

Abstentions (a) will be considered as present for purposes of determining a quorum, (b) will have no effect on Proposal 1, regarding the election of directors, and Proposal 4, regarding the "say-on-frequency" vote, and (c) will be the same as a vote against Proposals 2 and 3.

Broker Non-Votes (a) will be considered as present for purposes of determining a quorum but (b) will not be considered present and entitled to vote on any matter for which a broker, bank or other nominee does not have authority. For the 2017 Annual Meeting, pursuant to the rules of the NYSE, your broker, bank or other nominee will be permitted to vote for you without

DEAN FOODS COMPANY – 2017 Proxy Statement	8

instruction only with respect to Proposal 2 regarding the ratification of Deloitte & Touche LLP. A Broker Non-Vote will not have any impact on the outcome of Proposals 1, 3 and 4.

Proposal Number	Item	Votes Required for Approval	Abstentions	Signed But Unmarked Proxy Cards	Broker Non-Votes

1	Election of Directors	Majority of votes cast	No effect	Count as votes FOR	No effect

2	Ratification of Independent Auditor	Majority of the voting power of the shares present in person or represented by proxy and entitled to vote	Count as votes AGAINST	Count as votes FOR	Count as votes FOR

3	Say-on-Pay Vote—Non-Binding Advisory Vote on Executive Compensation	Majority of the voting power of the shares present in person or represented by proxy and entitled to vote	Count as votes AGAINST	Count as votes FOR	No effect

4	Say-on-Frequency Vote—Non-Binding Advisory Vote on the Frequency of Future Advisory Say-on-Pay Votes	Number of years (1, 2 or 3) receiving the highest number of votes cast	No effect	Count as vote for EVERY YEAR	No effect

Voting Procedures

Voting Methods.    Whether you are a stockholder of record (that is, if your shares are registered in your own name with our transfer agent) or a beneficial owner of shares held in street name (that is, if you hold your shares through a broker, bank or other holder of record), you can vote any one of four ways:

  •
  Via the Internet.  You may vote by proxy via the Internet by visiting the website indicated in your Notice of Internet Availability, proxy card or voting instruction card and following the instructions on the website using the control number found in the Notice of Internet Availability, proxy card or voting instruction card.

  •
  By Telephone.  You may vote by proxy by calling the toll-free number found on each Notice of Internet Availability, proxy card or voting instruction card.

  •
  By Mail.  If you received or requested printed copies of the proxy materials by mail, you may vote by completing, signing and dating each proxy or voting instruction card you received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy or voting instruction card.

  •
  In Person at the 2017 Annual Meeting.  You may vote your shares in person at the Annual Meeting. If you are the Stockholder of Record, you may bring your printed proxy card if you received one by mail or the Company will give you a ballot at the Annual Meeting. If you are the beneficial owner of shares held in Street Name, you must obtain and bring a legal proxy from the organization that holds your shares if you wish to vote in person at the Annual Meeting.

Voting by Proxy.    If you vote via the Internet, telephone or mail, you will be appointing Ralph P. Scozzafava, our CEO, and Russell F. Coleman, our Executive Vice President, General Counsel, Corporate Secretary and Government Affairs, as your proxies. They will be required to vote on the proposals described in this Proxy Statement exactly as you have directed. If any other matter requiring a stockholder vote is properly raised at the meeting, then Mr. Scozzafava and Mr. Coleman will be authorized to use their discretion to vote on such

DEAN FOODS COMPANY – 2017 Proxy Statement	9

matters on your behalf. If you sign your proxy card but do not specify how you want to vote on a proposal, your shares will be voted FOR Proposals 1, 2, and 3 and EVERY YEAR with respect to Proposal 4.

Revoking your Proxy.    You can revoke your proxy at any time before the meeting for any reason. To revoke your proxy before the meeting, either:

  •
  write to our Corporate Secretary at 2711 North Haskell Avenue, Suite 3400, Dallas, Texas 75204, or

  •
  submit a later-dated proxy, either via the Internet or by telephone (the last vote you cast before the meeting begins is the vote that will be counted), or

  •
  attend the meeting and change your vote in writing (as noted above, if your shares are held in Street Name, you will need a proper legal proxy from the Stockholder of Record in order to vote your shares in person at the meeting). Attendance at the meeting will not itself be deemed to revoke a proxy unless you give affirmative notice at the meeting that you intend to revoke your proxy and vote in person.

Failure to Vote in Person or by Proxy.    If you do not submit a proxy or vote at the meeting, your failure to do so could affect whether there are enough stockholders present at the meeting to transact any business.

If your shares are held in Street Name and you do not instruct your broker, bank or other nominee how to vote your shares, such nominee will leave your shares unvoted (a Broker Non-Vote) with respect to all proposals other than Proposal 2.

Voting Results of the 2017 Annual Meeting

We will announce preliminary voting results at the meeting. We will publish the final results in a Current Report on Form 8-K filed with the SEC within four business days following the 2017 Annual Meeting. You can also obtain a copy on our website at www.deanfoods.com, on the SEC's website at www.sec.gov or by contacting our Investor Relations Department at 800.431.9214.

Stockholder Proposals for Consideration at the 2018 Annual Meeting

For Consideration at the 2018 Annual Meeting.    According to our Bylaws, if a stockholder wishes to present a proposal at the 2018 Annual Meeting, we must receive proper written notice of any such proposal no earlier than January 10, 2018, and no later than February 9, 2018. If the date of the 2018 Annual Meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the 2017 Annual Meeting, we must receive notice no earlier than the 120th day prior to the date of such annual meeting and not later than 5:00 P.M., Central Time, on the later of the 90th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Any notice must include the information specified in our Bylaws and must be addressed to the Corporate Secretary of Dean Foods at 2711 North Haskell Avenue, Suite 3400, Dallas, Texas 75204. Instructions for nominating directors are provided in the section captioned "Corporate Governance – Nominating Directors" on page 36 of this Proxy Statement.

DEAN FOODS COMPANY – 2017 Proxy Statement	10

For Inclusion in the 2018 Proxy Statement.    Under our Bylaws, if a stockholder wants to have a proposal formally considered at the 2018 Annual Meeting, and included in the Proxy Statement for that meeting, we must receive the proposal in writing no later than November 27, 2017, and the proposal must otherwise comply with Rule 14a-8 under the Exchange Act. Proposals must be addressed to the Corporate Secretary of Dean Foods at 2711 North Haskell Avenue, Suite 3400, Dallas, Texas 75204.

Proxy Solicitation and Related Costs

We will pay all costs associated with this Proxy Statement and the solicitation of proxies. Upon request, we will reimburse stockbrokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of our common stock. We have engaged Alliance Advisors, LLC to assist in the distribution of proxy materials and the solicitation of votes. We will pay Alliance a fee of $12,000, plus certain out-of-pocket expenses. In addition, certain of our officers may solicit proxies by mail, telephone, fax, e-mail or in person.

DEAN FOODS COMPANY – 2017 Proxy Statement	11

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of Management

The following table presents information, as of March 20, 2017, concerning the beneficial ownership of Dean Foods common stock of:

  •
  each of our directors;

  •
  each NEO included in the Summary Compensation Table on page 65; and

  •
  all current directors and executive officers as a group, as of March 20, 2017, including executive officers not named in the Summary Compensation Table.

Beneficial ownership is determined under the rules of the SEC and includes any shares that the individual has sole or shared authority to vote or invest and any shares that the individual has the right to acquire within 60 days after March 20, 2017, through the exercise of any stock option or the vesting of any RSU or other right. Beneficial ownership is not indicative of ownership for any other purpose. Unless stated otherwise in the footnotes to the table, each person named in the table owns his or her shares directly and has sole voting and investment power over such shares.

Beneficial Owner	Number of Shares Common Stock	Number of Shares underlying Exercisable Options or RSUs Vesting within 60 Days(1)	Total Number of Shares Beneficially Owned	Percent of Class(2)
Chris Bellairs	92,184	81,106	173,290	*
Brad Cashaw	0	5,184	5,184	*
Janet Hill	53,123	75,973	129,096	*
J. Wayne Mailloux	102,140	0	102,140	*
Helen E. McCluskey	2,367	0	2,367	*
John R. Muse(3)	220,538	8,663	229,201	*
B. Craig Owens	11,685	0	11,685	*
Ralph P. Scozzafava	43,949	0	43,949	*
Gregg A. Tanner(4)	434,523	578,666	1,013,189	1.1%
Jim L. Turner(5)	242,415	31,683	274,098	*
Kimberly Warmbier	51,960	0	51,960	*
Robert T. Wiseman	41,563	0	41,563	*
Executive Officers and Directors as a Group, including four executive officers not named in the table (15 persons total)(6)	874,051	215,185	1,089,236	1.2%

*
Less than 1%

DEAN FOODS COMPANY – 2017 Proxy Statement	12

(1)
If a director or officer is 65 years of age or older, all unvested options and RSUs immediately vest upon retirement from the Company or the Board. Ms. Hill and Messrs. Mailloux, Muse, and Turner each meet this criteria. This table does not reflect an additional 12,786 shares underlying RSUs held by each such director that would vest should he or she elect to retire. The persons included in this table hold no unvested options.

(2)
Based on 90,862,244 shares of common stock issued and outstanding as of March 20, 2017. Shares of Dean Foods common stock that the individual has the right to acquire as of March 20, 2017, and within the 60-day period thereafter through the exercise of options or the vesting and payment of other equity awards, as applicable, are treated as outstanding shares and are included in the denominator for purposes of this percentage calculation.

(3)
Includes 1,275 shares owned by Mr. Muse's spouse; Mr. Muse disclaims ownership of such shares.

(4)
Mr. Tanner's service as an officer and director ended effective December 31, 2016.

(5)
Includes 37,017 shares held by Mr. Turner's spouse; Mr. Turner disclaims ownership of such shares.

(6)
Excludes shares beneficially owned by Mr. Tanner.

Beneficial Owners Who Hold More than 5% of our Common Stock

The following table presents information concerning the beneficial ownership of Dean Foods common stock of each other stockholder known by the Company, based on the stockholder's filings with the SEC, to beneficially own more than 5% of the outstanding shares of Dean Foods common stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class(1)
BlackRock, Inc.(2) 55 East 52nd Street, New York, NY 10022	11,564,195	12.7%
The Vanguard Group(3) 100 Vanguard Blvd., Malvern, PA 19355	10,971,947	12.1%
AJO, LP(4) 230 S. Broad Street, 20th Floor, Philadelphia, PA 19102	7,086,900	7.8%
LSV Asset Management(5) 155 N. Wacker Dr., Suite 4600, Chicago, IL 60606	4,918,544	5.4%

(1)
Based on 90,862,244 shares of common stock issued and outstanding as of March 20, 2017.

(2)
Based on a Schedule 13G/A filed with the SEC on January 12, 2017, BlackRock, Inc., through its subsidiaries, BlackRock (Netherlands) B.V., BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC, BlackRock Japan Co Ltd and BlackRock Life Limited, beneficially owns 11,564,195 shares of our common stock and reported sole dispositive power with respect to all of such shares and sole voting power with respect to 11,251,297 of such shares.

(3)
Based on a Schedule 13G/A filed with the SEC on February 9, 2017, The Vanguard Group, Inc., including through its subsidiaries, Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., beneficially owns 10,971,947 shares of our common stock and reported sole dispositive power with respect to 10,819,780 of such shares and shared dispositive power with respect to 152,167 of such shares, and sole voting power with respect to 145,208 of such shares and shared voting power with respect to 11,722 of such shares.

DEAN FOODS COMPANY – 2017 Proxy Statement	13

(4)
Based on a Schedule 13G filed with the SEC on February 10, 2017, AJO, LP beneficially owns 7,086,900 shares of our common stock and reported sole dispositive power with respect to all of such shares and sole voting power with respect to 4,281,634 of such shares.

(5)
Based on a Schedule 13G filed with the SEC on February 6, 2017, LSV Asset Management beneficially owns 4,918,544 shares of our common stock and reported sole dispositive power with respect to all of such shares and sole voting power with respect to 2,819,044 of such shares.

DEAN FOODS COMPANY – 2017 Proxy Statement	14

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC and further requires us to identify in this Proxy Statement those executive officers, directors and persons who failed to timely file such a report. Based solely on our review of these forms or written representations from the executive officers, directors and persons who own more than 10% of our common stock, we believe that all Section 16(a) filing requirements were met during fiscal year 2016.

DEAN FOODS COMPANY – 2017 Proxy Statement	15

PROPOSAL 1

Election of Directors

Changes in Board Composition in 2016.    Non-employee director Hector Nevares retired May 11, 2016, upon the expiration of his term at the 2016 Annual Meeting. The Board determined not to fill the vacancy created by Mr. Nevares' retirement, and reduced the size of the Board to eight members effective immediately following the 2016 Annual Meeting. Effective December 31, 2016, Gregg A. Tanner was removed from his position as the CEO and resigned as a director of Dean Foods Company. His successor, Ralph P. Scozzafava, was elected as the Company's CEO and as a member of the Company's Board of Directors effective January 1, 2017.

Director Nominees.    The term of each incumbent director expires concurrent with the 2017 Annual Meeting and, accordingly, each of our eight current directors will stand for election by the Company's stockholders at the 2017 Annual Meeting, each to serve a one-year term until our 2018 Annual Meeting, or until such director's earlier death, resignation or removal. Each of the nominees listed below is currently a member of our Board of Directors and, with the exception of Mr. Scozzafava, who was appointed by the Board effective January 1, 2017 in connection with his election as the Company's CEO, each nominee has been previously elected by our stockholders.

There are no family relationships among our directors or executive officers.

Each of the persons nominated for election has agreed to stand for election. If any nominee becomes unwilling or unable to stand for election then the Board may vote to reduce the size of the Board of Directors or may nominate another person to serve as director and the person(s) to whom you have given your proxy will be able to use his or her discretion to vote on your behalf for such other person.

Qualifications and Biographical Information of Director Nominees

Janet Hill

Age: 69 Director since: December 2001 Committees: Audit Nominating/Corporate Governance (Chair)	Ms. Hill currently serves as principal at Hill Family Advisors and has served in such position since 2010. Prior to that, Ms. Hill served as Vice President of Alexander & Associates, a corporate consulting firm which she owned, from 1981 until her retirement in 2010. She was originally elected to our Board of Directors in connection with our acquisition of Dean Holding Company (formerly known as Dean Foods Company) ("Legacy Dean") in December 2001. Ms. Hill had served on the Board of Directors of Legacy Dean since 1997. In addition to our Board, Ms. Hill also serves on the Boards of Directors of The Wendy's Company, where she serves on the Compensation Committee; Carlyle Group Management L.L.C., the general partner of The Carlyle Group L.P.; Esquire Bank, N.A., a private company, and Echo 360, Inc., a private company that is a global leader in active and distance learning solutions for higher education. She also

DEAN FOODS COMPANY – 2017 Proxy Statement	16

serves as a trustee of Duke University and serves on the boards of the following non-profit entities: Knight Commission on Intercollegiate Athletics, Kennedy Center, and Wolf Trap Foundation for the Performing Arts. From 2005 until its merger with a subsidiary of Softbank Corp. in July 2013, Ms. Hill served on the Board of Directors of Sprint Nextel Corporation, where she served on the Compensation and Nominating/Corporate Governance committees.

Skills & Expertise:

Ms. Hill brings valuable insight to our Board as a human resources and corporate governance specialist, having co-founded Alexander & Associates where she provided corporate planning advice and analysis to directors, executives and managers in the areas of human resource planning, corporate responsibility, corporate communications and government consultation. In addition, Ms. Hill has extensive experience serving as a director on several other Boards of Directors over the past 20 years, including Nextel, Sprint Nextel Corporation, Wendy's, and Wendy's/Arby's Group,  Inc.

J. Wayne Mailloux

Age: 68 Director since: May 2009 Committees: Audit (Chair) Compensation	Mr. Mailloux is the owner of Stonehill Partners Limited, a company engaged in strategy development and business consulting, and has owned this company since 2011. Since September 2015, he has also served as principal and Chief Executive Manager of iDriver Solutions, LLC, a distributor of environmentally friendly technology solutions to the trucking industry. Until January 2014, Mr. Mailloux served as the secretary and Chairman of the Board of Directors of SCQuARE International USA inc., a private company formed in 2012 that provides consulting services to companies across a broad spectrum of industries. He previously served as Senior Vice President of PepsiCo, Inc. from 2000 through 2004. Mr. Mailloux joined PepsiCo in 1986 and held positions of increasing responsibility, including President, Pepsi Cola Europe/Africa Beverages from 1996 through 2000, President, Pepsi Cola Europe Beverage Group from 1994 through 1996 and President, Pepsi Cola Canada Beverages from 1989 through 1994. Mr. Mailloux is also a member of the Board of Directors of Beso del Sol, Inc., a privately-held maker of alcoholic beverages.

Skills & Expertise:

Mr. Mailloux's 18-year career with PepsiCo spanned a wide variety of senior management roles and included extensive general management, sales and marketing experience in both company operations and franchise environments globally.

DEAN FOODS COMPANY – 2017 Proxy Statement	17

Mr. Mailloux also previously served on the Board of Directors of Ault Dairies Inc., then Canada's largest dairy, prior to its acquisition by Parmalat. His experience in the beverage industry, combined with his global business experience, make him well-qualified to advise our Company as we continue to execute our business strategies.
Helen E. McCluskey

Age: 61 Director since: November 2015 Committees: Audit Compensation	Ms. McCluskey was President, Chief Executive Officer and a member of the Board of Directors of The Warnaco Group, Inc. from February 2012 until its acquisition in February 2013 by PVH Corporation. She served as a director of PVH Corporation from February 2013 until June 2014. Ms. McCluskey joined The Warnaco Group, Inc. in July 2004, serving as its Chief Operating Officer from September 2010 to February 2012 and as Group President from July 2004 to September 2010. Prior to joining The Warnaco Group, Inc., Ms. McCluskey held various positions of increasing responsibility with Firestone Tire & Rubber Company (1977 to 1983), Playtex Apparel, Inc. (1983 to 2001) (which was acquired by Sara Lee Corporation in 1991) and Liz Claiborne Inc. (2001 to 2004). During her 18-year tenure with Sara Lee Corporation's intimate apparel units, she held executive positions in marketing, operations and general management, including President of Playtex Apparel from 1999 to 2001. Ms. McCluskey has served as member of the Board of Directors of Avon Products, Inc. since July 2014 and is a member of its Compensation and Management Development Committee and, since August 2013, has served as a director of Signet Jewelers Limited and as a member of its Audit Committee and Nomination and Corporate Governance Committee.

Skills & Expertise:

With her broad background in strategy, business planning and operations derived from her career in consumer businesses, Ms. McCluskey brings valuable skills and insight to the Company. Her experience as a Chief Executive Officer of a global public company provides her with significant expertise in global business matters, corporate leadership and management, allowing her to bring valuable insight to the management of the Company's strategic direction and growth. Additionally, having built women's brands globally, she contributes a valuable blend of branding, merchandising, and marketing expertise to the Company.

DEAN FOODS COMPANY – 2017 Proxy Statement	18

John R. Muse

Age: 66 Director since: November 1997 Committees: Compensation Executive	Mr. Muse retired as Chairman of a private equity firm, Kainos Capital, LLC (formerly known as HM Capital Partners LLC and prior to that known as Hicks, Muse, Tate & Furst Incorporated, which he co-founded in 1989) effective January 2017. Since January 2017, he has served as a director of Nexstar Media Group, one of the nation's largest multimedia companies. He also served as a director of Media General, Inc. from December 2014 until its acquisition by Nexstar Media Group in January 2017. Mr. Muse serves as Chairman of Lucchese Boot Company, Inc., a privately-held boot manufacturer, and as the Chairman of Free Flow Wines, LLC, a privately-held packaging and logistics company serving the wine on tap industry. Mr. Muse also serves on the Board of Advisors of the UCLA Anderson School of Management and Klyde Warren Park Foundation. Mr. Muse was also a member of the Board of Directors of The Morningstar Group Inc. prior to our acquisition of that company in November 1997.

Skills & Expertise:

Mr. Muse has more than 30 years of experience in private equity and investment banking, including experience in the food and beverage, energy and media sectors. In addition to his industry knowledge, Mr. Muse has extensive knowledge of acquisitions, capital markets and finance, which is invaluable to our Board's strategic planning for the Company's capital and liquidity needs.

B. Craig Owens

Age: 62 Director since: November 2015 Committees: Audit Nominating/Corporate Governance	Mr. Owens was the Chief Financial Officer, Chief Administrative Officer and Senior Vice President of Campbell Soup Company from 2008 until his retirement in April 2014. From 2001 to 2008, Mr. Owens served as the Chief Financial Officer and Executive Vice President of Delhaize Group, an international food retailer headquartered in Belgium. Prior to that, he was employed by The Coca-Cola Company and its key franchisees from 1981 to 2001 and served in various management roles of increasing importance, including as Finance Director (CFO) for Coca-Cola Beverages plc from 1998 to 2000. Mr. Owens has served on the Board of Directors of J.C. Penney Company, Inc. since October 2014, where he is a member of its Finance and Planning Committee and the Committee of the Whole and serves as chair of its Audit Committee. From December 2011 through August 2015, he served as a director of Pall Corporation and chaired its Audit Committee from January 2013 through August 2015. Additionally,

DEAN FOODS COMPANY – 2017 Proxy Statement	19

Mr. Owens has served as a director of United States Cold Storage, Inc., a private company, since June 2014, and, since 2013, has served on the Board of Trustees of Washington & Lee University and the Board of Directors of Friends' Central School (Philadelphia).

Skills & Expertise:

Mr. Owens has extensive experience in the consumer food and beverage industries and considerable knowledge of the retail industry. He brings significant financial expertise to the Board, including all aspects of financial reporting, accounting, corporate finance and capital markets, as well as significant experience in strategic planning, business integration and operations, and in managing supply chain organizations.

Ralph P. Scozzafava Chief Executive Officer

Age: 58 Director since: January 2017 Committees: Executive (Chair)	Mr. Scozzafava has served as our Chief Executive Officer and as a member of our Board of Directors since January 1, 2017. He joined Dean Foods in October 2014, initially serving as Executive Vice President and Chief Commercial Officer from October 2014 to October 2015 and then as Executive Vice President, Chief Operating Officer from October 2015 until becoming our Chief Executive Officer. From May 2008 to November 2013, Mr. Scozzafava served as the Chairman of the Board of Directors and Chief Executive Officer of Furniture Brands International, Inc. and as its Vice Chairman and Chief Executive Officer-designate from June 2007 to May 2008. Furniture Brands filed a petition under Chapter 11 in the United States Bankruptcy Court for the District of Delaware in September 2013, culminating with the sale of the assets of the company in November 2013. Prior to that, he was employed at Wm. Wrigley Jr. Company, where he held several positions, including serving as Vice President – Worldwide Commercial Operations from March 2006 to June 2007, and as Vice President & Managing Director – North America/Pacific from January 2004 to March 2006. Prior to joining Wrigley, Mr. Scozzafava served in sales, marketing and merchandising positions at Campbell Soup Company, Clorox Company, and Johnson & Johnson. Mr. Scozzafava also serves on the Board of Directors of Stage Stores, Inc., where he is a member of the Compensation Committee and the Audit Committee.
Skills & Expertise: Mr. Scozzafava has significant experience in operations, sales and marketing. His three decades of experience and success in the consumer packaged goods sector and his role

DEAN FOODS COMPANY – 2017 Proxy Statement	20

as our Chief Executive Officer provide our Board with invaluable insight regarding the Company's operations and industry.
Jim L. Turner Non-Executive Chairman of the Board

Age: 71 Director since: November 1997 Committees: Compensation (Chair) Executive Nominating/Corporate Governance	Mr. Turner currently serves as Principal of JLT Beverages L.P., a position he has held since 1996, and, since January 2015, has served as the Owner/CEO of JLT Automotive Inc., a group of new automobile dealerships. Mr. Turner served as President and Chief Executive Officer of Dr Pepper/Seven Up Bottling Group, Inc. from its formation in 1999 through June 2005 when he sold his interest in that company. Prior to that, Mr. Turner served as Owner/Chairman of the Board and Chief Executive Officer of the Turner Beverage Group, the largest privately-owned independent bottler in the United States. Mr. Turner was a member of the Board of Directors of The Morningstar Group Inc. prior to our acquisition of that company in November 1997. Mr. Turner has served on the Board of Trustees of Baylor Scott & White Health Holdings, one of the largest not-for-profit healthcare systems in the State of Texas, since September 2013 and has served as its Chair since July 2015. He also serves as Chair of its Finance Committee and as Vice Chair of its Executive Committee. In addition, Mr. Turner serves on the Boards of Directors of Crown Holdings, Inc., a manufacturer of consumer packaging products, where he serves on the Compensation Committee; Comstock Resources, Inc., an energy company engaged in oil and gas exploration and development, where he serves on the Compensation Committee; and INSURICA, a full service insurance agency. Mr. Turner previously served as the Chair of the Board of Trustees of Baylor Health Care System until its merger with Scott & White Healthcare in September 2013. He also served on the Board of Directors of Advanced H2O, LLC, from December 2007 through May 2014 and served as a director and member of the Compensation Committee of DS Services, Inc. from July 2012 through December 2014. In addition, Mr. Turner is a member of the Texas Rangers Baseball Club ownership group.

Skills & Expertise:

Mr. Turner's ownership and chairman/CEO experience with various businesses, especially beverage and bottling companies, translates well into our Company's profile as a leading food and beverage company. In addition, Mr. Turner's varied board experiences, including with

DEAN FOODS COMPANY – 2017 Proxy Statement	21

Morningstar and other consumer packaged goods companies, offer helpful insight into both the challenges and growth opportunities facing our business.
Robert T. Wiseman

Age: 62 Director since: February 2013 Committees: Nominating/Corporate Governance	Mr. Wiseman is a private investor who previously served as the Chief Executive of Robert Wiseman & Sons PLC from 2002 until its sale to the Müller Group in February 2012. Following the sale, he served as Non-Executive Director of Robert Wiseman Dairies Limited, Great Britain's then largest fresh liquid milk processor, from February 2012 to August 2013. Mr. Wiseman joined Robert Wiseman & Sons Limited, in 1975 and held positions of increasing responsibility, including Managing Director, from 1994, after the company began trading on the London Stock Exchange, to 2002. Since November 2014, Mr. Wiseman has served on the Board of Directors of Ingleby Farms & Forests A/S, a privately-held company that manages mixed farms worldwide.

Skills & Expertise:

Mr. Wiseman's extensive experience in the international dairy industry is invaluable to understanding the operations of our Company, including identifying efficiencies with our assets and potential growth opportunities.

Our Board of Directors unanimously recommends that you
vote FOR the election of each of the eight director nominees.

DEAN FOODS COMPANY – 2017 Proxy Statement	22

DIRECTOR COMPENSATION

Our objectives for non-employee director compensation are twofold: first, to remain competitive with the compensation paid to directors of comparable companies so that we are able to attract and retain qualified candidates; second, to align the interests of non-employee directors with those of our stockholders by paying a portion of their compensation in units representing shares of our stock.

Pursuant to these objectives, and based on recommendations from the Compensation Committee, our Board determined the amount and manner of non-employee director compensation for 2016 as set forth below. Because he was an employee of the Company, Mr. Tanner did not receive separate compensation for his Board service in 2016. Similarly, Mr. Scozzafava will not receive separate compensation for his Board service.

Effective July 1, 2016, the annual fee paid to the non-employee director serving as chair of the Nominating/Corporate Governance Committee was increased from $10,000 to $12,500 to bring this chair fee to the market median. Otherwise, the Board made no changes to non-employee director compensation for 2016.

Structure of Non-Employee Director Compensation for 2016

The compensation structure for non-employee directors during 2016 is set forth below:

Cash Compensation. In 2016, non-employee directors were entitled to receive the following cash compensation:

  •
  $100,000 per year annual cash retainer;
  •
  $165,000 per year for serving as Non-Executive Chairman of the Board;
  •
  $25,000 per year for serving as Lead Director;
  •
  $15,000 per year for chairing the Audit Committee or Compensation Committee; and
  •
  $12,500 per year for chairing the Nominating/Corporate Governance Committee, increased from $10,000 effective July 1, 2016.

Cash compensation is paid quarterly in arrears on a pro rata basis. Additionally, if the number of meetings of the Board exceeds eight, or if the number of meetings of any Committee of the Board to which a director is appointed exceeds eight, in each case during any fiscal year, then the Board may award additional fees for each additional meeting in an amount to be determined by the Board. No additional meeting fees were awarded or paid for 2016.

Directors may elect to receive all or any portion of their cash fees as restricted stock awards ("RSAs") rather than in cash (other than fees for serving as the Non-Executive Chairman of the Board). If a director makes this election, he or she will receive an award of RSAs with a value equal to 150% of the cash amount owed to him or her, determined as of the last day of the applicable quarter based on the average closing price of Dean Foods common stock over the last 30 trading days of the quarter. One-third of the RSAs vest on the grant date; one-third vest on the first anniversary of the grant date; and the final one-third vest on the second anniversary of the grant date. In 2016, former director Hector Nevares and current directors Janet Hill and Helen McCluskey elected to receive all of their fees in cash. All other directors elected to receive their director fees as RSAs. We refer to directors who elect RSAs in lieu of cash as "Exchanging Directors." In the table set forth below, the amount that an Exchanging Director would have received as cash fees (the "Exchanged Cash Fees") if they had elected

DEAN FOODS COMPANY – 2017 Proxy Statement	23

cash is included in the column entitled "Fees Earned or Paid in Cash." The value of the RSAs actually received in excess of such Exchanged Cash Fees is included in the Stock Awards column.

Equity Compensation. In addition to the cash compensation described above, during 2016 each non-employee director received an annual grant of RSUs. The number of units granted was determined based on a value of $120,000 divided by the Company's closing stock price on February 26, 2016, the date of the award. The non-employee directors received their awards at the same time our executive officers and other key employees received their annual LTI grants. The RSUs vest pro rata over a 3-year term.

Benefits and Reimbursement Practice. Non-employee directors are eligible to participate in the medical, dental and vision benefit plans maintained by the Company; provided that such non-employee directors are responsible for payment of 100% of the applicable premiums without any Company contribution. The Company also reimburses them for travel expenses and other out-of-pocket expenses incurred in connection with Company business.

Payment of Non-Employee Director Compensation in 2016

The following table summarizes the compensation paid to our non-employee directors for Board service in the fiscal year ended December 31, 2016. No options to purchase Dean Foods common stock were awarded to our non-employee directors in 2016.

2016 Non-Employee Director Compensation
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Janet Hill	111,250	120,003	231,253
J. Wayne Mailloux	115,000	175,822	290,822
Helen E. McCluskey	100,000	120,003	220,003
John R. Muse	100,000	168,514	268,514
B. Craig Owens	100,000	168,514	268,514
Jim L. Turner	280,000	175,822	455,822
Robert T. Wiseman	100,000	168,514	268,514
Hector M. Nevares(4)	39,250	–	39,250

(1)
This column includes the value of earned cash compensation, whether paid in cash or RSAs. With respect to our Exchanging Directors Mailloux, Muse, Owens, Turner and Wiseman, the amounts shown in this column represent the amount that each would have received as cash fees if he had elected to be paid in cash rather than in RSAs.

(2)
This column represents the aggregate grant date fair value of the annual equity grants to directors paid in the form of RSUs. With respect to our Exchanging Directors Mailloux, Muse, Owens, Turner, and Wiseman, this column also includes the grant date fair value of the RSAs net of the director's Exchanged Cash Fees. RSAs in lieu of cash compensation are granted quarterly as of the last day of the applicable quarter.

Amounts shown reflect the aggregate grant date fair value of the RSUs and RSAs, calculated in accordance with FASB ASC Topic 718, without taking into account estimated forfeitures. The assumptions used in valuing the awards are described in Note 10 to the Consolidated Financial Statements included within our Annual Report on Form 10-K for the year ended December 31, 2016. Generally, RSU awards vest ratably over three years following the grant date.

DEAN FOODS COMPANY – 2017 Proxy Statement	24

(3)
The following table shows the aggregate number of outstanding equity awards (unvested RSAs and RSUs and stock options, all of which are exercisable) held by our non-employee directors as of December 31, 2016, including any shares for which beneficial ownership has been disclaimed:

Name	RSAs	RSU Awards	Option Awards
Janet Hill	–	13,317	75,973
J. Wayne Mailloux	9,651	13,317	–
Helen E. McCluskey	–	6,811	–
John R. Muse	8,342	13,317	8,663
B. Craig Owens	5,819	6,811	–
Jim L. Turner	9,596	13,317	31,683
Robert T. Wiseman	8,342	13,317	–
Hector M. Nevares	–	–	75,973

(4)
Mr. Nevares retired effective May 11, 2016.

Director Stock Ownership Guidelines

Our Corporate Governance Principles provide that within three years of joining the Board, each non-employee director is expected to own stock of the Company having a value of at least three times the director's annual cash retainer paid for service on our Board of Directors. For purposes of these guidelines, a director is deemed to "own" beneficially-owned shares, as well as RSAs and RSUs, whether or not any applicable restrictions have lapsed, but not stock options. As of March 20, 2017, all directors are currently in compliance with our stock ownership guidelines.

DEAN FOODS COMPANY – 2017 Proxy Statement	25

CORPORATE GOVERNANCE

Independent Directors

Under applicable NYSE Rules, a director qualifies as "independent" only if the Board of Directors affirmatively determines that he or she has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a material relationship with the Company). Our Board of Directors, in consultation with the Nominating/Corporate Governance Committee, conducts an annual assessment to determine the independence of each member of our Board of Directors. The guidelines established by the Board to determine director independence are included in our Corporate Governance Principles, which are available on our website at www.deanfoods.com. In making its independence determinations, the Board reviews the direct and indirect relationships between the Company and/or its officers and each director, including each director's commercial, economic, charitable and family relationships. Additionally, the Board of Directors reviews relationships and transactions, if any, considered pursuant to our Related Party Transactions Policy. (See "Policies Regarding Transactions with Related Parties; Relationships with our Executive Officers and Directors" on page 35 of this Proxy Statement.)

In 2017, our Board determined that the following members of our Board of Directors are "independent," as that term is used in the NYSE Rules and our Corporate Governance Principles:

Janet Hill	B. Craig Owens
J. Wayne Mailloux	Jim L. Turner
Helen E. McCluskey	Robert T. Wiseman
John R. Muse

The Board previously made a similar determination with respect to Hector M. Nevares, who served as a director until May 11, 2016.

With respect to Ms. Hill, Mr. Turner and Mr. Owens, the Board considered each of their roles as directors of certain entities with which we conducted business in 2016. The Company's transactions with such entities involved the purchase and sale of goods and services in the ordinary course of business and the amounts were not material either to us or to the other party. After considering all relevant facts and circumstances, our Board determined that such relationships were not material and did not impact Ms. Hill's, Mr. Turner's or Mr. Owens' status as an independent director.

Responsibilities of the Board

Our Board of Directors is responsible for overseeing and interacting with senior management with respect to key aspects of our business, including strategic planning, management development and succession, operating performance, compliance and stockholder returns. It is the responsibility of the Board of Directors to select and evaluate a well-qualified chief executive officer of high integrity and to approve the appointment of other members of the senior management team. The Board of Directors provides general advice and counsel to our chief executive officer and other senior executives.

DEAN FOODS COMPANY – 2017 Proxy Statement	26

All directors are expected to avoid conflicts of interest and to represent the best interests of our stockholders in maintaining and enhancing the success of our business. The Board conducts a self-evaluation annually to ensure that it is functioning effectively.

Members of our Board of Directors are required to regularly attend Board meetings and to attend our Annual Meeting of Stockholders, unless unforeseen circumstances prevent them from doing so.

Our Board of Directors meets according to a set quarterly schedule and also holds special meetings and acts by unanimous written consent from time to time as appropriate. The Board met five times during 2016, including four regular meetings and one special meeting. In 2016, average director attendance at Board and applicable Committee meetings was 96%. No director attended fewer than 75% of the total number of Board and applicable Committee meetings in 2016. All of our directors then serving attended the 2016 Annual Meeting of Stockholders.

Board Leadership Structure

Our Company adheres to high standards of corporate governance. Our Board of Directors is composed primarily of independent directors, as that term is defined in the NYSE Rules and our Corporate Governance Principles. We have a strong and active Board of Directors that understands our business and works closely with our CEO and other senior management.

The Board may in its discretion combine or separate the roles of Chairman of the Board and CEO if it deems it advisable and in the best interests of the Company to do so. The Board has currently elected to separate the roles of Chairman of the Board and CEO with Mr. Turner serving as our Non-Executive Chairman of the Board and Mr. Scozzafava serving as our CEO. We believe this structure represents the appropriate allocation of roles and responsibilities at this time. With Mr. Turner's extensive experience with companies involved in businesses similar to the Company's business, combined with his leadership qualities, Mr. Turner is positioned to lead the Board in its fundamental role of providing advice to and oversight of management. Mr. Scozzafava is then better able to focus on our day-to-day business and strategy, meet with investors and convey management's perspective to other members of the Board.

The Company's Corporate Governance Principles provide for the annual election of the Chairman of the Board or, if the Chairman of the Board is not independent, a Lead Director. The Board has elected an independent Chairman of the Board since May 2013. Mr. Turner has served as the Non-Executive Chairman of the Board since August 2015.

The independent directors on our Board meet in executive session at each regularly-scheduled Board meeting and following special meetings from time to time. Mr. Turner presides at such executive sessions. Mr. Scozzafava works closely with Mr. Turner to identify appropriate topics of consideration for the Board and to plan effective and informative meetings.

All members of the Audit, Nominating/Corporate Governance and Compensation Committees of our Board of Directors are independent. Therefore, oversight of critical matters such as the integrity of our financial statements, executive compensation (including the compensation of the CEO), the nomination of directors, and evaluation of the Board of Directors and its Committees and the CEO is entrusted solely to independent directors.

DEAN FOODS COMPANY – 2017 Proxy Statement	27

Board Composition

The Nominating/Corporate Governance Committee evaluates the composition of the Board annually and takes director tenure into account as part of its review. The Nominating/Corporate Governance Committee believes that Board continuity facilitates effective leadership, risk management, and oversight; further, a detailed understanding of the Company's business – particularly the core dairy business – gained over years of service is an important attribute to consider when determining whether to recommend director nominees for the Board. Notwithstanding the value of experience, the Company's Corporate Governance Principles provide that a director may not stand for reelection after reaching the age of 72 without an explicit determination by the Nominating/Corporate Governance Committee that such director's election is in the best interests of our stockholders.

Committees of the Board – Responsibilities and Membership

Our Board of Directors has established the Audit, Compensation, and Nominating/Corporate Governance Committees to assist in the performance of its various functions. Each of these committees:

  •
  is composed exclusively of directors determined by the Board to be independent as defined under NYSE Rules and in accordance with our Corporate Governance Principles, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act, and, in the case of all members of the Compensation Committee, the independence requirements contemplated by Rule 10C-1 under the Exchange Act;

  •
  is composed of members who are appointed by our Board upon recommendation of the Nominating/Corporate Governance Committee;

  •
  makes regular reports to the Board and reviews its own performance annually;

  •
  meets at least quarterly; and

  •
  operates under a charter.

Each Committee charter is available on the Company's website at www.deanfoods.com. Stockholders may also contact our Investor Relations Department at 800.431.9214 to obtain a copy free of charge.

In addition, the Board has established the Executive Committee to act on behalf of the Board when the Board is not in session. The Executive Committee meets only as needed. In addition to the standing committees, the Board may from time to time establish ad hoc or special committees to assist in various matters.

DEAN FOODS COMPANY – 2017 Proxy Statement	28

The chart below lists the standing Committees of our Board of Directors and indicates who currently serves on those Committees and how many times each Board Committee met during 2016.

Board Member	Audit(1)(2)	Compensation(1)	Executive	Nominating/Corporate Governance(1)
Janet Hill	M			C
J. Wayne Mailloux	C	M
Helen E. McCluskey	M	M
John R. Muse		M	M
B. Craig Owens	M			M
Ralph P. Scozzafava			C
Jim L. Turner		C	M	M
Robert T. Wiseman				M

Meetings in 2016	8	5	4	4

M    Committee Member

C    Committee Member/Chair

(1)
For 2017, our Board of Directors has determined that all of the members of our Audit, Compensation and Nominating/Corporate Governance Committees are independent.

(2)
For 2017, our Board of Directors has determined that Ms. Hill, Mr. Mailloux, Ms. McCluskey, and Mr. Owens are "audit committee financial experts," as that term is defined by the SEC and that each of the members of the Audit Committee is "financially literate" as that term is used in the NYSE Rules.

Responsibilities of Board Committees

Audit Committee. The Audit Committee's responsibilities include:

  •
  appointing, approving the compensation of, assessing the independence of and terminating our independent auditor;

  •
  overseeing the work of our independent auditor for the purpose of preparing or issuing an audit report or related work;

  •
  reviewing and discussing our annual and quarterly financial statements with management and our independent auditor;

  •
  meeting regularly with members of our management and with our independent auditor outside the presence of management;

  •
  overseeing our internal audit function;

  •
  monitoring and discussing our major financial risk exposures, including our risk assessment and risk management policies;

  •
  recommending policies regarding the hiring of current or former employees of our independent auditor;

  •
  establishing procedures for the receipt, retention and treatment of accounting-related complaints and concerns;

DEAN FOODS COMPANY – 2017 Proxy Statement	29

  •
  monitoring our compliance with applicable legal and regulatory requirements that may have a material impact on our financial statements or compliance policies;

  •
  providing oversight of our Insider Trading Policy, Code of Ethics and our Corporate Ethics and Compliance program;

  •
  providing oversight of the Company's swap transactions and the Non-Financial End-User Exception Policy;

  •
  overseeing our policies and practices with respect to corporate social responsibility, including environmentally sustainable solutions, ethics and compliance and the management of reputation risk;

  •
  pre-approving all audit services and permitted non-audit services to be performed by our independent auditor; and

  •
  preparing the Audit Committee report required by SEC rules, which is included in this Proxy Statement.

The Audit Committee has the authority to retain and pay independent legal, accounting and other advisors, at our expense.

Nominating/Corporate Governance Committee. The purpose of the Nominating/Corporate Governance Committee is to consider, develop and make recommendations to the Board of Directors regarding corporate governance principles generally and with respect to the appropriate size, function and operation of the Board and its Committees to optimize the effectiveness of the Board. The Nominating/Corporate Governance Committee's responsibilities include:

  •
  establishing the criteria for membership on the Board of Directors;

  •
  reviewing periodically our Corporate Governance Principles and recommending changes to the Board of Directors;

  •
  reviewing and making recommendations to the Board of Directors with respect to management succession planning and management development;

  •
  considering, recommending and recruiting candidates to fill new or open positions on the Board of Directors;

  •
  reviewing candidates recommended by stockholders;

  •
  conducting the appropriate inquiry into the backgrounds and qualifications of potential candidates;

  •
  recommending director nominees for approval by the Board of Directors and our stockholders;

  •
  considering possible conflicts of interest of Board members and executive officers;

  •
  recommending Board Committee members and director development;

  •
  conducting or authorizing investigations into any matters within the scope of its responsibilities as it deems appropriate;

  •
  overseeing the annual evaluation of the Board and its Committees and the evaluation of management; and

  •
  reviewing transactions under our Related Party Transaction Policy (as defined below).

DEAN FOODS COMPANY – 2017 Proxy Statement	30

The processes and procedures followed by the Nominating/Corporate Governance Committee in identifying and evaluating director candidates are described below under the heading "Corporate Governance – Nominating Directors."

Compensation Committee.    The Compensation Committee's responsibilities include:

  •
  reviewing and evaluating the performance of the CEO;

  •
  determining the CEO's compensation;

  •
  reviewing and approving the compensation of our other executive officers and certain other key employees and acting in an advisory role on non-executive employee compensation;

  •
  setting our executive compensation policies and objectives and administering our executive compensation programs;

  •
  overseeing our long-term incentive compensation programs and making final determinations regarding grants under such programs;

  •
  retaining, overseeing, approving the compensation of and terminating compensation consultants and other outside advisors;

  •
  conducting or authorizing investigations into any matters within the scope of its responsibilities as it deems appropriate;

  •
  reviewing and making recommendations to the Board regarding director compensation;

  •
  reviewing and discussing annually with management our "Compensation Discussion and Analysis," which is included in this Proxy Statement; and

  •
  preparing the Compensation Committee report required by SEC and NYSE Rules, which is included in this Proxy Statement.

Additional information regarding the processes and procedures followed by the Compensation Committee in considering and determining executive and director compensation is provided below under the heading "Compensation Discussion and Analysis" beginning on page 47 of this Proxy Statement.

Our CEO makes recommendations to the Compensation Committee each year on the appropriate compensation to be paid to our executive officers, excluding himself. The Compensation Committee makes the final determination of the amount of compensation to be awarded to each executive officer, including the CEO, based on the Compensation Committee's determination of how that compensation reflects the objectives of our compensation policies. The Compensation Committee has delegated limited authority to the CEO and two designated Executive Vice Presidents to grant long-term incentive awards in connection with the hiring of certain new employees or the promotion or special recognition of selected employees.

The Compensation Committee meets several times each year to discuss setting individual compensation levels. The Compensation Committee seeks to establish compensation policies that will align management's interests with those of our stockholders while also motivating and rewarding individual initiative and effort. The Compensation Committee also determines and establishes our short-term and long-term incentive plans and other executive benefits as needed throughout each year. In addition, the Compensation Committee evaluates any advisors to such Committee for potential conflicts of interest and considers such conflicts in connection with any engagement of such advisors. For more information regarding the

DEAN FOODS COMPANY – 2017 Proxy Statement	31

actions of our Compensation Committee, see the "Compensation Discussion and Analysis" section of this Proxy Statement.

Compensation Committee Consultant

The Compensation Committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation. The Compensation Committee has retained a compensation consultant, Mercer (US), LLC ("Mercer"), a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., to assist in connection with setting compensation. The Compensation Committee relies on Mercer to collect and analyze market compensation data. The Compensation Committee works with Mercer to ensure that position descriptions are appropriately comparable between our Company and those companies in our peer group and, where necessary or advisable, to properly adjust the raw data so that it is appropriate for our company. Using this data, Mercer makes preliminary compensation recommendations based on our Compensation Committee's compensation philosophy.

Although the Compensation Committee approves the scope of Mercer's work for the Compensation Committee and its fees for those services, Mercer works with management as well to ensure Mercer's advice and recommendations reinforce the Company's business strategy and are consistent with the Company's pay-for-performance philosophy.

Examples of executive compensation services provided by Mercer during 2016 include the following:

  •
  participation in Compensation Committee meetings as advisor to the Committee;

  •
  market assessments of executive total compensation;

  •
  consultations with management and the Compensation Committee on the design of short-term and long-term incentive plans;

  •
  periodic updates on market trends;

  •
  assessment of compensation of the Board of Directors;

  •
  preparation of tally sheets for executive compensation; and

  •
  assistance in evaluation and selection of our peer group.

Mercer provides advice and assistance to the Company in several areas outside of executive compensation, including the following:

  •
  retirement consulting, which includes actuarial valuations;

  •
  consulting on multiemployer plans and collective bargaining agreements, plan consolidations and government reports;

  •
  defined benefit plan consulting and administration outsourcing;

  •
  internal job grading and benchmarking for executive employees;

  •
  health and benefit consulting and administration;

  •
  human resources and compensation management software; and

  •
  due diligence and consulting services related to acquisitions and dispositions.

DEAN FOODS COMPANY – 2017 Proxy Statement	32

In addition, we have engaged affiliates of Marsh & McLennan Companies, Inc., the parent company of Mercer, to provide certain group insurance, risk management services and actuarial services.

The aggregate fees billed by Mercer and its affiliates in 2016 were approximately $5.3 million of which approximately:

  •
  $275,000 was for consulting services related to executive compensation that were provided by Mercer to management and the Compensation Committee;

  •
  $4.5 million was related to other services provided to the Company by Mercer as described above; and

  •
  $570,000 was related to services provided by affiliates of Mercer; the Mercer employees advising the Compensation Committee were not involved in the provision of services by Mercer's affiliates.

Mercer operates its compensation practice as a separate business unit from its other services, and we have been advised by Mercer that the compensation of its compensation consultants is based solely on the fees generated by the executive compensation practice. The Compensation Committee has adopted the following policy with respect to the compensation consultant:

  •
  The Compensation Committee directly engages the compensation consultant.

  •
  The executive compensation services provided by the compensation consultant to management and the Compensation Committee are approved in advance by the Compensation Committee.

  •
  The Compensation Committee reviews all other support services provided by the compensation consultant or its affiliates to the Company on a quarterly basis.

Although the Compensation Committee does not approve in advance the engagement of Mercer or its affiliates by management for services other than those related to executive compensation, the Compensation Committee reviews, on a quarterly basis, all other services provided by Mercer or its affiliates and considers on an ongoing basis whether such services compromise Mercer's independence in providing services to the Compensation Committee. The other services were approved by management in the normal course of business.

In addition, the Compensation Committee considered the independence of Mercer in light of SEC rules and NYSE Rules. The Compensation Committee received a letter from Mercer addressing its independence, including the following factors: (i) other services provided to the Company by Mercer or its affiliates; (ii) fees paid by the Company to Mercer as a percentage of total revenue of Marsh & McLennan Companies Inc., the parent company of Mercer; (iii) Mercer's policies and procedures designed to prevent a conflict of interest; (iv) any business or personal relationships between the individual consultants involved in the engagement and any member of the Compensation Committee; (v) any Company stock owned by the individual consultants involved in the engagement; and (vi) any business or personal relationship between the Company's executive officers and Mercer or the individual consultants involved in the engagement. The Compensation Committee concluded that the work of Mercer did not raise any conflict of interest.

DEAN FOODS COMPANY – 2017 Proxy Statement	33

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised entirely of independent directors and its current members are set forth in the chart of committee information on page 29. None of our executive officers has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a director or member of the Compensation Committee.

Communications with the Board of Directors

Should you wish to contact our Non-Executive Chairman of the Board or any other member of our Board of Directors on a Board-related issue, you may write to him or her in care of our Corporate Secretary at 2711 North Haskell Avenue, Suite 3400, Dallas, Texas 75204. Relevant communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. Communications that are unrelated to the duties and responsibilities of the Board will not be forwarded, such as: business solicitations or advertisements, junk mail and mass mailings, new product suggestions, product complaints, product inquiries, resumes and other forms of job inquiries, spam and surveys. In addition, material that is threatening, illegal or similarly unsuitable will be excluded. Any communication that is screened as described above will be made available to any director upon his or her request.

Risk Oversight

The Board has an active role, as a whole and also at the Committee level, in overseeing management of the Company's risk. While the Board is ultimately responsible for overall risk oversight at our Company, our three primary Board Committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. Pursuant to its charter, the Audit Committee has primary responsibility for monitoring the Company's major financial risk exposures and the steps the Company has taken to control such exposures, including the Company's risk assessment and risk management guidelines and policies. The Company has also established a Financial Disclosure Committee composed of members of management to assist in fulfilling our obligations to maintain effective disclosure controls and procedures and to coordinate and oversee the process of preparing our securities filings with the SEC. In addition, our management team has implemented an enterprise risk management program to conduct an annual business risk assessment and present its findings and progress toward mitigating such risks to the Audit Committee throughout the year. The business risk assessment includes an action plan to address such risks, and the Audit Committee discusses with management the appropriateness of such strategies. The Compensation Committee is charged with ensuring that our compensation policies and procedures do not encourage risk taking in a manner that would have a material adverse impact on the Company. The Nominating/Corporate Governance Committee is charged with overseeing risks with respect to our Related Party Transaction Policy and with respect to issues arising with directors and director nominees. Each Committee reports its findings to the full Board on a quarterly basis for consideration. In addition, the Board receives updates from senior management on other areas of material risk at each regularly scheduled quarterly meeting, including operational, financial, legal and regulatory, and strategic and reputational risks. These measures are

DEAN FOODS COMPANY – 2017 Proxy Statement	34

designed to allow the Board to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

Policies Regarding Transactions with Related Parties; Relationships with our Executive Officers and Directors

Under our Code of Ethics, directors, officers and employees are expected to make business decisions and take actions based upon the best interests of the Company and not based upon personal relationships or benefits.

The Board of Directors has recognized that some transactions, arrangements and relationships present a heightened risk of an actual or perceived conflict of interest and has adopted a written policy governing these transactions (the "Related Party Transaction Policy"). The Related Party Transaction Policy applies to any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which our Company was, is or will be a participant and the amount involved exceeds $120,000, and in which any of the following persons had, has or will have a direct or indirect material interest:

  •
  our directors, nominees for director or executive officers;

  •
  any person who is known to be the beneficial owner of more than 5% of any class of our voting securities;

  •
  any immediate family member of any of the foregoing persons; and

  •
  any entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Any transaction proposed to be entered into by the Company with a related party must be reported to our General Counsel and reviewed and approved by the Nominating/Corporate Governance Committee in accordance with the terms of the Related Party Transaction Policy, prior to effectiveness or consummation of the transaction, whenever practicable. If advance approval is not practicable under the circumstances, the Nominating/Corporate Governance Committee will review and, in its discretion, may ratify the related party transaction at its next meeting. In the event management becomes aware of any further related party transactions subsequent to that meeting, such transactions may be presented to the Nominating/Corporate Governance Committee for approval at its next meeting, or where it is not practicable or desirable to wait until the Committee's next meeting, to the Chair of the Nominating/Corporate Governance Committee (to whom authority has been delegated to act between Committee meetings) subject to ratification by the Nominating/Corporate Governance Committee at its next meeting.

Any transaction with a related party previously approved by the Nominating/Corporate Governance Committee or otherwise already existing that is ongoing in nature shall be reviewed by the Nominating/Corporate Governance Committee annually.

The Nominating/Corporate Governance Committee (or the Chair) will approve only those related party transactions that are in, or are not inconsistent with, the best interests of the Company and our stockholders, as the Nominating/Corporate Governance Committee (or the Chair) determines in good faith in accordance with its business judgment. In addition, the transaction must be on terms comparable to those that could be obtained in arm's length

DEAN FOODS COMPANY – 2017 Proxy Statement	35

dealings with an unrelated third party. In 2016, the Company did not enter into any related party transaction of the type required to be disclosed under Item 404 of Regulation S-K under the Exchange Act.

Other transactions considered by our Board in assessing director independence, but which do not involve a direct or indirect material interest for the related person, are described in this Proxy Statement under the heading "Corporate Governance – Independent Directors."

Nominating Directors

Nominations by the Board of Directors. The Nominating/Corporate Governance Committee, with the input of the CEO, is responsible for recommending to the Board (1) nominees for Board membership to fill vacancies or newly created positions and (2) the persons to be nominated by the Board for election at the Company's annual meeting of stockholders. In connection with the selection and nomination process, the Nominating/Corporate Governance Committee reviews the desired experience, skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of the Company and the Board. In considering whether to recommend any candidate to the Board, the Committee will apply the criteria set forth in our Corporate Governance Principles.

The Nominating/Corporate Governance Committee may, from time to time, as appropriate, retain search firms to assist in identifying qualified director candidates. The Committee looks for individuals who have displayed high ethical standards, integrity, sound business judgment and a willingness to devote adequate time to Board duties. This process is designed to ensure that the Board includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to the business of the Company. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Our Board believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, disability, gender or sexual orientation.

Nominations by Stockholders. Stockholders may recommend individuals to the Nominating/Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and the number of shares of our common stock beneficially owned by the nominee, to the Nominating/Corporate Governance Committee, c/o Corporate Secretary, 2711 North Haskell Avenue, Suite 3400, Dallas, Texas 75204. Assuming the appropriate information has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the Board of Directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the Proxy Statement for the next annual meeting of stockholders.

Stockholders also have the right under our Bylaws to directly nominate candidates, without any action or recommendation on the part of the Nominating/Corporate Governance Committee or the Board of Directors. Our Bylaws require that the Company be given advance written notice of stockholder nominations for election to the Board of Directors. Such

DEAN FOODS COMPANY – 2017 Proxy Statement	36

nomination must contain the information required by our Bylaws with respect to the nominee and the stockholder. To be timely, a stockholder's notice must be delivered to the Corporate Secretary (i) in the case of an annual meeting, not earlier than the 120th day and no later than 5:00 P.M., Central Time, on the 90th day prior to the first anniversary of the date of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year's annual meeting, notice by the stockholder must be delivered not earlier than the 120th day prior to the date of such annual meeting and not later than 5:00 P.M., Central Time, on the later of the 90th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Company; or (ii) in the case of a special meeting at which the Board of Directors gives notice that directors are to be elected, not earlier than the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date such special meeting is less than 100 days prior to the date of such special meeting, the tenth day following the day on which public announcement of the date of the meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made. For our 2018 Annual Meeting of Stockholders, assuming no advancement or delay by more than 30 days from the first anniversary of the date of our 2017 Annual Meeting of Stockholders, such notice must be received no earlier than January 10, 2018 and no later than February 9, 2018.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our directors, executive officers and employees. Our Code of Ethics is posted on our corporate website at www.deanfoods.com. Any amendments to or waivers of our Code of Ethics for directors or executive officers will also be posted on our website. If you would like a copy of our Code of Ethics, please request one by writing or calling our Investor Relations Department at:

Dean Foods Company
Attention: Investor Relations
2711 North Haskell Avenue, Suite 3400
Dallas, Texas 75204
800.431.9214

Ethics and Compliance Oversight

We have a designated Chief Compliance Officer who oversees our ethics and compliance program. He provides quarterly reports to the Audit Committee on the program's effectiveness and works closely with various compliance functions to coordinate the sharing of best practices across our Company.

DEAN FOODS COMPANY – 2017 Proxy Statement	37

PROPOSAL 2

Ratification of Selection of Independent Auditor

The Audit Committee of our Board of Directors has selected Deloitte & Touche LLP ("Deloitte & Touche") to serve as our independent auditor for 2017 and is soliciting your ratification of that selection.

The Audit Committee has responsibility for the selection of our independent auditor and stockholder ratification is not required. However, as a matter of good corporate governance, the Audit Committee is soliciting your vote on this proposal and will take your vote into consideration when selecting our independent auditor in the future.

The Audit Committee has responsibility for overseeing our financial reporting and various other matters. See page 29 of this Proxy Statement for further information about the responsibilities of our Audit Committee and page 41 for the Audit Committee Report.

Representatives of Deloitte & Touche will be present at the 2017 Annual Meeting of Stockholders to make a statement, if they choose, and to answer any appropriate questions you may have.

Our Board of Directors unanimously recommends that you
vote FOR Proposal 2.

Independent Auditor information

Deloitte & Touche has served as independent auditor for the Company since its formation. In addition to performing the audit of the Company's consolidated financial statements, Deloitte & Touche also provides various other services to the Company. All of the services provided for the Company by Deloitte & Touche in 2016 were approved by the Audit Committee. The following table presents aggregate fees and reimbursable expenses billed to the Company and its consolidated subsidiaries by Deloitte & Touche in 2016 and 2015.

	2016	2015

Audit Fees(1)	$4,213,000	$4,333,000
Audit-Related Fees(2)	18,000	90,000
Tax Fees(3)	27,000	353,000
All Other Fees(4)	90,000	56,000

Total	$4,348,000	$4,832,000

(1)
"Audit Fees" includes fees and expenses billed for the audit of the Company's annual financial statements, review of financial statements included in the Company's Quarterly Reports on Form 10-Q and services provided in connection with statutory and regulatory filings. Also

DEAN FOODS COMPANY – 2017 Proxy Statement	38

  included in this caption is the audit of the Company's internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

(2)
"Audit-Related Fees" includes fees billed for services that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported above under the caption "Audit Fees."

(3)
"Tax Fees" includes fees billed for services that are related to tax compliance and advice.

(4)
"All Other Fees" includes fees and expenses not related to audit or tax services, including advice regarding various sustainability analyses and disclosure.

The Audit Committee has sole authority to engage and determine the compensation of the Company's independent auditor. The Audit Committee's pre-approval is required for any engagement of Deloitte & Touche. Annually, the Audit Committee pre-approves certain services to be provided by Deloitte & Touche. The Audit Committee also considers the engagement of Deloitte & Touche for the provision of other services during the year. In addition to conducting the Company's 2017 audit, the Audit Committee has pre-authorized Deloitte & Touche to provide services to the Company in connection with the following types of audit-related and tax engagement and other matters:

Audit-Related Engagements

  •
  audit of the financial statements for any subsidiary or other combined financial statements of the Company as requested;

  •
  work performed in connection with registration statements such as due diligence procedures, issuance of comfort letters, consents and assistance responding to SEC comment letters;

  •
  due diligence services related to potential acquisitions and divestitures of businesses, including tax structuring, consultation on post-transaction agreement provisions and related advice;

  •
  post-acquisition review of acquired business financial statements (including purchase accounting issues); and

  •
  closing balance sheet audits pertaining to dispositions.

Tax Engagements

  •
  U.S. federal, state, local and international tax planning and advice regarding the tax consequences of proposed or actual transactions;

  •
  assistance with U.S. federal, state, local and international income, franchise and other tax filings (such as preparation of returns and related matters);

  •
  advice on tax audits;

  •
  tax structuring and related advice in connection with potential restructurings and business and legal entity realignment;

  •
  transfer pricing and cost segregation studies; and

  •
  tax advice regarding new statutory, regulatory or administrative developments.

DEAN FOODS COMPANY – 2017 Proxy Statement	39

Other

  •
  participation in Deloitte & Touche-sponsored benchmarking surveys, educational, informational or other activities;

  •
  use of Deloitte & Touche financial reporting compliance checklists; and

  •
  subscription service for use of Deloitte & Touche's accounting research tool.

The pre-approval described above will expire in the first quarter of 2018. If a matter of a type listed above arises before the first quarter of 2018, the Audit Committee has authorized management, if necessary, to negotiate, for the Audit Committee's approval and execution, an engagement agreement related to that matter. For each such matter, management is required to provide the Audit Committee, at its next regularly scheduled meeting, with documentation about the services provided or to be provided. Any service that management requests Deloitte & Touche to provide that is of a type that has not been pre-approved must be considered at a meeting of the Audit Committee before the service is provided, or may be pre-approved by the Chair of the Audit Committee pursuant to a delegation by the Audit Committee. In determining whether to approve the engagement of Deloitte & Touche, the Audit Committee considers whether such engagement is consistent with Deloitte & Touche's independence. The Audit Committee also considers the amount of audit and audit-related fees in comparison to all other fees paid to Deloitte & Touche and the Audit Committee reviews such comparisons regularly.

DEAN FOODS COMPANY – 2017 Proxy Statement	40

AUDIT COMMITTEE REPORT

We have reviewed and discussed the Company's audited consolidated financial statements for the year ended December 31, 2016 and the assessment of the Company's internal control over financial reporting with representatives of Deloitte & Touche and Company management. We have discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. We discussed with the Company's Chief Financial Officer and Chief Accounting Officer and with Deloitte & Touche the overall scope and plans for their respective audits. We met with the Company's Vice President, Audit & Risk Management and with Deloitte & Touche, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. We have also regularly reviewed and discussed the Company's activities with respect to risk assessment and risk management and received regular reports regarding the Company's compliance program.

We have discussed with Deloitte & Touche the matters that are required to be discussed by AS 1301, Communications with Audit Committees (formerly the Statement on Auditing Standards No. 16), as adopted by the Public Company Accounting Oversight Board.

We have received from Deloitte & Touche the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche's communications with the Audit Committee concerning independence, and we have discussed with Deloitte & Touche their independence.

We have considered whether the services performed by Deloitte & Touche, other than audit services or services related to the audit, are compatible with maintaining the independence of Deloitte & Touche, and we have concluded that they are. Based on our reviews and discussions with management and Deloitte & Touche, as described above, we recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016.

This report is presented by:

The members of the Audit Committee

J. Wayne Mailloux (Chairman) Janet Hill Helen E. McCluskey B. Craig Owens

DEAN FOODS COMPANY – 2017 Proxy Statement	41

PROPOSAL 3

Non-Binding Advisory Vote on Executive Compensation ("Say-on-Pay")

Pursuant to Section 14A of the Exchange Act, the Company asks stockholders to cast an advisory vote to approve the compensation paid to our Named Executive Officers in 2016 as disclosed in this Proxy Statement. The executive officers named in the Summary Compensation Table on page 65 and deemed to be Named Executive Officers or NEOs are Ralph P. Scozzafava, Chris Bellairs, Brad Cashaw and Kimberly Warmbier as well as former executive officer Gregg A. Tanner. This vote is not intended to address any specific item of compensation, but rather the overall compensation of such officers as described in this Proxy Statement. While this vote is non-binding, the Company values the opinions of its stockholders and will consider the outcome of the vote when making future compensation decisions.

Our compensation policies and practices are described in the Compensation Discussion and Analysis section beginning on page 47 of this Proxy Statement and in the related compensation tables, notes and narrative disclosure included in this Proxy Statement. The Compensation Discussion and Analysis discusses in detail how our compensation policies and procedures implement our compensation philosophy of directly linking executive compensation to the Company's performance and strongly aligning the interests of our executive officers with our stockholders.

Our Board of Directors is asking stockholders to approve, on an advisory basis, the following resolution:

RESOLVED, the stockholders of Dean Foods Company (the "Company") hereby approve, on an advisory basis, the compensation paid to the Company's Named Executive Officers (as defined in the Company's 2017 Proxy Statement), as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the 2016 Summary Compensation Table, other compensation tables and any related material disclosed in the Company's 2017 Proxy Statement.

The Board has adopted a policy of providing annual advisory votes on the compensation of our NEOs. The next advisory vote to approve our executive compensation will occur at the 2018 Annual Meeting of Stockholders, unless the Board modifies its policy on the frequency of holding such advisory votes.

Our Board of Directors unanimously recommends that you
vote FOR Proposal 3.

DEAN FOODS COMPANY – 2017 Proxy Statement	42

PROPOSAL 4

Non-Binding Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation ("Say-on-Frequency")

The Dodd-Frank Act and Section 14A of the Exchange Act require that once every six years, stockholders have the opportunity to indicate how frequently the Company should hold future advisory votes on the compensation of our Named Executive Officers. SEC rules require that stockholders may indicate whether they would prefer to have future "say-on-pay" votes every year, every two years or every three years, or abstain from voting on this proposal.

The initial "say-on-frequency" vote was held at our 2011 Annual Meeting of Stockholders. In light of the voting results at our 2011 Annual Meeting of Stockholders with respect to this topic, the Board has held the "say-on-pay" vote annually.

After careful consideration and input from our stockholders, the Board recommends that future advisory votes on compensation of our Named Executive Officers continue to be held annually. Our Board believes that holding a vote every year is the most appropriate option because doing so enables our stockholders to provide us with input regarding the compensation of our Named Executive Officers on a timely basis. Additionally, an annual advisory vote is consistent with our practice of engaging with our stockholders, and obtaining their input, on our corporate governance matters and our executive compensation philosophy, policies and practices. For these reasons, we are asking our stockholders to vote to hold an advisory vote on the compensation of our Named Executive Officers every year.

Although the vote on this Proposal is advisory and non-binding, the Compensation Committee and the Board value our stockholders' opinion and will consider the outcome of the vote in establishing the frequency with which the advisory vote on compensation of our Named Executive Officers will be held in the future.

Our Board of Directors unanimously recommends that you
vote for a frequency of "EVERY YEAR" on Proposal 4.

DEAN FOODS COMPANY – 2017 Proxy Statement	43

Executive Officers of the Company

The term "executive officer" is defined by applicable securities law as a company's president, any vice president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function or any other person who performs similar policy-making functions for the company. According to that definition, as of the date of this Proxy Statement, our Board of Directors has determined that our "executive officers" are:

Ralph P. Scozzafava
Chief Executive Officer and Director

See Mr. Scozzafava's biography on page 20 of this Proxy Statement.

Chris Bellairs
Executive Vice President, Chief Financial Officer

Mr. Bellairs, age 56, has served as our Executive Vice President and Chief Financial Officer since March 1, 2013. Prior to being promoted to such position he served in various capacities including as our Executive Vice President, Chief Financial Officer Designate from November 2012 to March 2013; as Chief Financial Officer of our Fresh Dairy Direct business from January 2012 until November 2012; and as our Vice President – Supply Chain Finance from 2008 through 2011. Prior to joining Dean Foods, Mr. Bellairs worked at PepsiCo, Inc., a global food and beverage company, from 1996 to 2004, where he most recently served as Vice President and Chief Financial Officer for the Foodservice and Vending division and led the financial integration of the Quaker Oats, Gatorade and Tropicana brands. Prior to joining PepsiCo, he worked at Procter & Gamble in various finance management roles and served as divisional Chief Financial Officer at Expedia, Inc. and Iron Mountain Incorporated and in a senior leadership role at The University of Notre Dame. Mr. Bellairs was an intelligence officer in the U.S. Army for six years.

Brad Cashaw
Executive Vice President, Supply Chain

Mr. Cashaw, age 53, joined Dean Foods in March 2016 as Executive Vice President, Supply Chain and is responsible for oversight of the Operations, Logistics and Procurement functions of the Company. He has 30 years of supply chain experience in the consumer packaged goods industry. Prior to joining Dean Foods, Mr. Cashaw served as Vice President, Integrated Supply Chain of Kraft Foods Group, Inc. from October 2013 to August 2015 and as Senior Vice President, Supply Chain of Kellogg Company from April 2012 to October 2013. Prior to that, he held positions of increasing responsibility with PepsiCo, Inc. where he last served as its Vice President, Supply Chain and NA Operations, Quaker Foods and Snacks from 2008 to 2012.

Russell F. Coleman
Executive Vice President, General Counsel, Corporate Secretary and Government Affairs

Mr. Coleman, age 57, joined Dean Foods in August 2016 as Executive Vice President, General Counsel, Corporate Secretary and Government Affairs and is responsible for overseeing the Company's legal and regulatory matters and government affairs. Prior to joining Dean Foods, he was a partner in the Dallas law firm of Meadows Collier from May 2014 to July 2016. From 2003 through 2013, Mr. Coleman served as General Counsel of national media company Belo

DEAN FOODS COMPANY – 2017 Proxy Statement	44

Corp., where he served most recently as Senior Vice President and General Counsel (from 2008 to December 2013), with responsibility for legal representation of Belo Corp.'s television stations and other media properties and, through December 2012, affiliated company A. H. Belo Corporation's newspapers, including The Dallas Morning News. Before joining Belo, he was a partner in the Dallas office of the law firm now known as Locke Lord LLP. Mr. Coleman is a former chairman of the Dallas Bar Foundation and a former chairman of the Dallas Bar Association's Corporate Counsel section.

Kimberly Warmbier
Executive Vice President, Chief Human Resources Officer

Ms. Warmbier, age 55, joined Dean Foods in May 2012 as Senior Vice President of Human Resources for Fresh Dairy Direct. She was promoted to her current position in November 2012. Prior to Dean Foods, Ms. Warmbier served as the Senior Vice President, Human Resources, for J.C. Penney Company, Inc. from November 2009 to December 2011 where she led human resource professionals supporting more than 150,000 associates in supply chain, stores and corporate. Her experience also includes more than 20 years in the consumer packaged goods industry with PepsiCo, Inc. where she led the HR PepsiCo Customer teams for the company's five North American sales divisions including Frito-Lay, Pepsi, Tropicana, Quaker Oats and Gatorade. Ms. Warmbier currently serves on the North Texas Food Bank Board of Directors and is a member of their NTFB Finance and Executive Committees. She is a former member of the Board of Directors of Girl Scouts Northeast Texas, a nonprofit organization, where she served on the CEO Selection Committee.

Brad Anderson
Senior Vice President, Field Sales

Mr. Anderson, age 49, became our Senior Vice President, Field Sales effective January 2017. In this role, he is responsible for all aspects of the Company's field commercial structure. Mr. Anderson joined Dean Foods in April 2010 as Vice President, Sales – Upper Midwest and was promoted to Vice President, Sales – North Region in January 2013 and to Senior Vice President – South Region in November 2013. He has more than 20 years of commercial sales experience in the food and beverage industry. Prior to Dean Foods, he held positions of increasing responsibility with Sara Lee Corporation from 2002 to 2010, where he last served as Vice President, Sales & Delivery (from 2007 to 2010). Mr. Anderson also held various commercial sales positions with the Pepsi Bottling Group of Florida/South Georgia (from 2000 to 2002) and with Earthgrains Co. from 1993 to 2000. Additionally, he has served as Chairman of the Board of Directors the Milk Processor Education Program (MilkPEP) since July 2012.

Kurt W. Laufer
Senior Vice President, Chief Customer, Marketing & Innovation Officer

Mr. Laufer, age 48, joined Dean Foods in April 2016 as Senior Vice President, National Sales and Chief Customer Officer and was named to his current position in January 2017. Mr. Laufer is responsible for overseeing the Company's National Sales and Food Service organizations, as well as its Consumer Marketing, Research and Development, Customer and Shopper Marketing, and Customer and Shopper Insights. Mr. Laufer has more than 25 years of sales and marketing experience in the consumer packaged goods industry. Prior to joining Dean Foods, Mr. Laufer was employed at Wm. Wrigley Jr. Company, a subsidiary of Mars, Incorporated, where he held several senior sales positions, including serving as Vice President, U.S. Sales from October 2007 to April 2016, as Vice President, Global Chief

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Customer Officer from September 2006 to September 2007and as Vice President, U.S. Customer Marketing and Support from August 2004 to August 2006. Prior to joining Wrigley, Mr. Laufer served in various sales and marketing positions at Nabisco (from April 1998 to March 2001) and Lever Brothers division of Unilever (from February 1991 to March 1998).

S. Craig McCutcheon
Senior Vice President, Logistics

Mr. McCutcheon, age 56, assumed his current role as Senior Vice President, Logistics in August 2014. Mr. McCutcheon leads all transportation and logistics operations for our nationwide distribution network. Prior to that, he led our Continuous Improvement and Business Optimization activities as Vice President, Continuous Improvement from 2006 to 2014. Mr. McCutcheon is one of Dean Foods' most seasoned veterans with more than 37 years of experience in various locations, functions and roles. He began his career in 1980 with Flav-O-Rich Dairy in Georgia, and later joined Mayfield Dairy, which was acquired by Dean Foods. During his time with Dean Foods, he has served as a Distribution Supervisor, Branch Manager, Sales and Operations Manager, and General Manager in various locations in the Southeast and in Ohio.

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EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis is intended to provide our stockholders with an understanding of our compensation policies and practices during 2016 for our Chief Executive Officer, our Executive Vice President and Chief Financial Officer and the three other most highly compensated executive officers serving as of December 31, 2016. These individuals, collectively referred to herein as the "Named Executive Officers" or "NEOs," are:

  •
  Gregg A. Tanner, who served as our Chief Executive Officer and as a director in 2016;

  •
  Ralph P. Scozzafava, our current Chief Executive Officer and a director, who served as Executive Vice President and Chief Operating Officer in 2016;

  •
  Chris Bellairs, our Executive Vice President and Chief Financial Officer;

  •
  Brad Cashaw, our Executive Vice President, Supply Chain; and

  •
  Kimberly Warmbier, our Executive Vice President, Chief Human Resources Officer.

To further illustrate the concepts in this Compensation Discussion and Analysis, we have included charts and tables where we believe appropriate to enhance our stockholders' understanding of our NEOs' compensation. These tables and charts are meant to be in addition to, and not an alternative to, the charts and tables provided under the heading "Compensation Tables for Named Executive Officers" beginning on page 65 of this Proxy Statement.

Executive Summary

Our executive compensation program is intended to:

  •
  attract and retain top talent;

  •
  motivate and reward the performance of executive officers to achieve the Company's strategic, financial and operating performance objectives;

  •
  ensure that our total compensation is competitive with our peers; and

  •
  align our executive officers' interests with the long-term interests of our stockholders with the ultimate goal of creating long-term stockholder value.

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In 2016, the three primary components of the NEOs' total target direct compensation were salary, short-term incentives and long-term incentives, as described below:

Program	Component	Type	Form	Description

Salary	Base Salary	Fixed	Cash	• Relatively small portion of NEO compensation • Peer group target: 60th percentile

Short-Term Incentives	Financial Performance	Performance (Company)	Cash	• 75% of total short-term target incentive award • Based on adjusted operating income target approved by Compensation Committee • Peer group target: 50th percentile

(2016 STI Plan)	Individual Objectives	Performance (Individual)	Cash	• 25% of total short-term target incentive award • Based on individual objectives approved by Compensation Committee • Peer group target: 50th percentile

	Restricted Stock Units (RSUs)	Fixed	Equity	• 50% of total long-term target incentive award • Vest ratably over three years • Peer group target: 50th percentile

Long-Term Incentives (2016 Stock Incentive Plan)	Performance Stock Units (PSUs)	Performance (Company)	Equity

•

50% of total long-term target incentive award

•

PSU awards are potentially earned
following a 3-year performance cycle

•

Any earned awards are based on
performance against annual Bank
EBITDA (as defined below) targets in
each year of the 3-year cycle and are paid in Company stock

•

Bank EBITDA target approved by
Compensation Committee

•

Peer group target: 50th percentile

Effective December 31, 2016, Mr. Tanner was removed from his position as the Company's CEO. He will continue in an advisory capacity as an employee of the Company through the Annual Stockholders Meeting in May 2017. In connection with his removal as CEO, Mr. Tanner is entitled to severance payments for a termination without "cause" under the Executive Severance Plan with the Company. See "Summary Compensation Table" below for additional information regarding the accrued severance payable to Mr. Tanner following his last day of employment with the Company in accordance with the Executive Severance Plan with the Company. See "Agreements with Named Executive Officers – Change in Control Agreements and Severance" for information on our Executive Severance Plan.

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Our 2016 Financial Performance

2016 was a strong year for Dean Foods Company. Some highlights of our financial and other achievements in 2016 include:

  •
  Operating income of $263.7 million and consolidated adjusted operating income of $292.9 million;

  •
  Net income of $119.9 million and Bank EBITDA of $463.6 million;

  •
  Diluted earnings per share of $1.31 and adjusted diluted earnings per share of $1.57;

  •
  Net cash provided by operating activities of $257 million and free cash flow of $113 million; and

  •
  $57.8 million in cash returned to our stockholders through cash dividends and share repurchases.

Consolidated adjusted operating income, Bank EBITDA, adjusted diluted earnings per share and free cash flow are non-GAAP financial measures. Consolidated adjusted operating income and Bank EBITDA are the performance measures used for our performance-based compensation, as we believe such measures are more representative than the related GAAP measures of the performance, profitability and operating efficiency of the Company as a whole. Please see Annex A for more information and for reconciliations of the foregoing measures with the most directly comparable financial measure calculated in accordance with GAAP.

Stockholder Feedback

The Compensation Committee also takes into account stockholders' feedback regarding our executive compensation programs through the annual "say-on-pay" vote on executive compensation. This feedback is an important consideration when reviewing potential changes to our executive compensation programs and policies. Approximately 96% of the votes cast on the "say-on-pay" proposal at our 2016 Annual Meeting of Stockholders supported the Company's executive compensation program.

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Governance Practices Related to Executive Compensation

In addition to designing our compensation plans to achieve the objectives outlined above, the Compensation Committee seeks to employ corporate governance best practices to align the interests of our executives with the interests of our stockholders, as evidenced by the following compensation policies.

Clawback Policy	Our clawback policy is applicable to both our short-term and long-term incentive compensation plans and provides the Company with the right to recover all or part of an employee's cash or equity-based compensation award, or to cancel any equity-based compensation award granted on or after February 1, 2010, if there is any restatement of our audited financial statements resulting from such employee's fraud, intentional misconduct, gross negligence or other misfeasance or nonfeasance, which results in an employee's award being greater than the amount that should have been awarded, paid or accrued.

Stock Ownership Guidelines	Our stock ownership guidelines apply to our executive officers and require our CEO to own, at a minimum, common stock of the Company equal in value to five times his annual base salary and require our other executive officers to own, at a minimum, common stock of the Company equal in value to two times their annual base salaries.

No Tax Gross-Ups in Our Change in Control Agreements	None of the change in control agreements with our executive officers contain excise tax gross-up provisions.

Double-Trigger Provisions in Our Change in Control Agreements	We have entered into change in control agreements with each of our executive officers pursuant to which we would provide certain payments in the event of a qualified termination following a change in control (i.e. double-trigger) as described under the heading "Post-Termination Compensation – Change in Control Agreements."

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Double-Trigger Provisions in Our Equity Plan	Our 2016 Stock Incentive Plan provides that awards will not automatically vest upon the occurrence of a change in control so long as they continue in effect on terms that are no less favorable than were applicable immediately prior to the change in control. However, such awards will vest in full if the Company or its successor terminates the employee's employment involuntarily (other than for cause) or constructively within 24 months after the change in control. If the awards will not continue in effect on terms which are at least as favorable as those that applied immediately prior to the change in control, whether because the acquiring entity decides not to provide appropriate substitute awards, or because the requisite conditions to preserve the existing terms of these awards are not met, the affected awards will vest in full, and generally become payable, upon the change in control.

Prohibition on Hedging and Other Derivative Activities	Our insider trading policy prohibits the hedging of our common stock and other securities or entering into other derivative transactions relating to our common stock and other securities by our directors, executive officers and other employees.

Prohibition on Pledges	Our insider trading policy prohibits pledges of our common stock and other securities by directors and executive officers. While the Chair of our Nominating/Corporate Governance Committee, in consultation with our General Counsel, may grant an exception to the prohibition on pledging in certain extraordinary circumstances, no such exception has been granted.

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NEO Pay Mix

Total potential compensation of our executive officers is substantially weighted toward performance-based short-term incentive (STI) and long-term incentive (LTI) programs. Our 2016 target total direct compensation (excluding any promotional, inducement or special incentive grants) for the NEOs was composed of the following:

Components of Our Executive Compensation and Benefits Programs

Base Salary

The base salary component of our compensation program is designed to attract and retain key talent and reward executive officers for their experience and contributions. The Compensation Committee targets the 60th percentile of the peer group for base salary because it positions the Company to effectively attract and retain valuable resources from key consumer packaged goods companies with whom we compete for talent. A competitive base salary is also critical because, unlike a number of our peer companies, our executive officers are not eligible for defined benefit pension plans. Base salaries may be above or below this target for certain executive officers for a variety of reasons, including salary at a previous employer, internal promotions, or his or her unique talent and contributions.

The Compensation Committee reviews base salary annually and may make adjustments based on changes in the peer group, the performance of the Company and the individual, changes in job responsibility, or recommendations from the CEO for all executives except himself. The Compensation Committee separately reviews the performance of the CEO, as described below, and makes salary adjustments as warranted.

The table below discloses base salary for each NEO in 2016. During the Compensation Committee's annual review of base salaries in 2016, the Compensation Committee determined that Mr. Tanner, Mr. Scozzafava, Mr. Bellairs and Ms. Warmbier would each

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receive an increase in his or her base salary in 2016 based on a review of market compensation, tenure, individual performance and Company performance.

Named Executive Officer	Fiscal Year 2016 Base Salary(1)	Salary Increase Over Previous Year(2)
Gregg A. Tanner	$1,130,000	4.6%
Ralph P. Scozzafava	$850,000	3.0%
Chris Bellairs	$580,000	16.0%
Brad Cashaw	$430,000	– (3)
Kimberly Warmbier	$432,000	8.0%

(1)
Reflects annual base salary as of December 31, 2016. Actual base salary earned and paid during the fiscal year may differ due to the timing of increases. See "Compensation Tables for Named Executive Officers – Summary Compensation Table."

(2)
With respect to Mr. Bellairs and Ms. Warmbier, includes increase of 12.5% and 4.5%, respectively, to bring base salary closer to market median.

(3)
Mr. Cashaw joined the Company in March 2016.

Short-Term Incentive Compensation

The short-term incentive component of compensation is designed to motivate senior executives to achieve annual financial and other goals based on our short-term strategic, financial and operating performance objectives. In 2016, in connection with our review of our strategic and operating plans, we established STI payout targets competitive with the peer group for each NEO, the achievement of which is based on a combination of the Company's financial performance (75%) and individual objectives (25%) aligned with the executive's area of business responsibility.

The following are the 2016 annual STI target award opportunities for the NEOs approved by the Compensation Committee:

Named Executive Officer	2016 Annual STI Target as a % of Base Salary
Gregg A. Tanner	140%
Ralph Scozzafava	100%
Chris Bellairs	90%
Brad Cashaw	70%
Kimberly Warmbier	60%

Short-term incentive awards, if any, are calculated using the base salary of the NEO as of the last day of the year with any change to the NEO's target STI payout percentage being applied on a pro rata basis. In addition, to meet the requirements of the performance-based exception from the application of Section 162(m) of the Internal Revenue Code, the Compensation Committee established performance criteria for specified executive officers based on annual adjusted operating income that established a maximum STI amount that could be paid to such executive officers for performance during 2016.

Financial Objectives.    The 2016 STI Plan placed 75% of the overall weight on the achievement of financial objectives, which is aligned with the market as defined by our peer group. The 2016 STI Plan used consolidated adjusted operating income as its key

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performance measure. In establishing the 2016 STI Plan, the Compensation Committee considered adjusted operating income an appropriate performance criterion to measure the achievement of the Company's objectives because it is representative of the profitability and operating efficiency of the Company as a whole.

In February 2017, the Compensation Committee assessed and approved the Company's performance against the financial goals established at the beginning of 2016. The target adjusted operating income for 2016 was $308.5 million (after giving effect to the June 2016 acquisition of Friendly's Ice Cream Holdings Corp. ("Friendly's")), with threshold and maximum performance and payout levels as a percent of target for the financial objectives component of STI compensation as set forth below. The payout factor for the financial objectives component of STI compensation for each executive officer ranged on a sliding scale from 0% to 200% of that executive officer's financial objectives component target payment, depending on actual performance in 2016 against the financial objectives established by the Compensation Committee.

2016 Adjusted Operating Income (Non-GAAP*)% to Plan		Percentage of Target STI Award Opportunity Earned

110	% +	200%

105%		150%

100%		100%

95%		50%

90%		0%

*
"Adjusted operating income" is a non-GAAP measure. A full reconciliation of this measure calculated according to GAAP and on an adjusted basis is contained in Annex A to this Proxy Statement.

Our consolidated adjusted operating income for 2016 was $292.9 million, which was 94.9% of the $308.5 million target adjusted operating income for 2016 and resulted in an earned award of 49.4% of the target opportunity for the financial objectives component of STI compensation.

Individual Objectives.    In addition to the financial performance measure described above, 25% of each NEO's STI payout under the 2016 STI Plan was based on individual objectives approved by the Compensation Committee. Our Compensation Committee determined that Messrs. Tanner, Scozzafava, Bellairs, and Cashaw and Ms. Warmbier met or exceeded their individual objectives for 2016.

The payout factor for the individual objective component of STI compensation ranged from 0% to 200% of that executive officer's individual objective target payment, depending on the executive officer's performance in 2016 against the individual objectives approved by the Compensation Committee. Performance was measured against each executive officer's

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leadership and execution of strategic and organizational objectives established at the beginning of 2016. An overview of key objectives for each NEO is set forth below.

Name	Individual Objectives

Gregg A. Tanner	• Improved adjusted EPS and adjusted operating income by 28% and 18%, respectively; reduced capital spend by $15.9 million from 2015
• Continued to strengthen the balance sheet and return value to stockholders via a 29% increase in our dividend and a $25 million share buyback
• Developed strategy and response to address expected private label volume loss in Midwest
• Supported M&A and strategic partnership efforts, including the successful acquisition and integration of Friendly's and other strategic partnerships
• Executed a Purpose engagement plan and hosted five events to highlight Company and local philanthropic efforts
• Developed and aligned Board around ELT succession plans
Ralph P. Scozzafava	• Increased manufacturing and distribution capabilities, including through the startup of the St. George and Hammond facilities as well as the development of National Warehouse
• Onboarded national broker to improve sales capability
• Improved pricing discipline and capability, including processes to assure price pass-through efficiency
• Supported M&A and strategic partnership activity, including the acquisition and successful integration of Friendly's, the joint venture with Organic Valley and other strategic partnerships
• Participated in investor conference, meetings with analysts and other events to facilitate CEO succession/transition
• Implemented cost initiatives to address expected private label volume loss in Midwest
• Initiated an organization effectiveness effort to focus resources on strategic initiatives and eliminate less productive resources

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Name	Individual Objectives

Chris Bellairs	• Achieved 8% reduction in voluntary turnover from 2015
• Continued to strengthen balance sheet by extending our liquidity to more than $800 million; ended year with a leverage of less than 1.90x
• Returned value to stockholders through a 29% increase in our dividend and $25 million of share repurchases

•

Amended and extended our receivables securitization facility and revolving credit facility to increase accessible liquidity, allow a more flexible covenant structure and reduce fees and interest expense

• Developed tools and processes, such as pricing and tracking tools, to aid in forecasting and analysis
• Led development of long shelf life and cultured strategies and supported expansion of ESL capacity and transaction activity
Brad Cashaw	• Leveraged continuous improvement resources to drive cost improvement
• Developed new manufacturing capabilities at Lynn, MA (ESL), St. George, UT (ice cream), and Rockford, IL (sour cream)
• Piloted two mixing centers and aligned our other distribution sites to improve go-to-market capabilities and optimize costs
• Implemented a robust quality action plan and a "call to action" across the system; improved quality indexes and metrics versus prior year
• Developed 3-year Supply Chain strategy to deliver operational improvements and long-term productivity savings
Kimberly Warmbier	• Launched first employee engagement survey
• Developed and obtained Board and stockholder approval of 2016 Stock Incentive Plan
• Rolled out two new cost effective training modules in Change Management and Leading for Impact
• Identified and heightened priority to address voluntary turnover and put processes and data in place to help reduce voluntary turnover for the entire organization
• Minimized benefit costs through educating and driving consumerism into our health and welfare plans
• Integrated employees from transaction activity and other operations and addressed three facility closures without incident
• Sponsored, led, and drove the organizational effectiveness (manpower) study in our commercial organization

With respect to the individual objective component of the 2016 STI Plan, the Compensation Committee determined that Messrs. Tanner, Scozzafava, Bellairs and Cashaw would receive a "solid performance" rating and Ms. Warmbier would receive an "exceeds expectations"

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rating with respect to their individual objectives described above. Pursuant to the 2016 STI Plan, payout for a "solid performance" rating ranges from 70% to 100% of that portion of the STI payout and payout for an "exceeds expectations" rating ranges from 105% to 130% of that portion of the STI payout.

The following table shows the STI payout targets for fiscal year 2016 and the actual payouts for each NEO based on the achievement of financial objectives and individual objectives, as approved by the Compensation Committee:

Named Executive Officer	2016 Annual STI Target as a % of Base Salary	2016 STI Target Payouts ($)	2016 STI Actual Payout – Financial Objectives ($)	2016 STI Actual Payout – Individual Objectives ($)	2016 STI Total Actual Payout ($)
Gregg A. Tanner	140%	1,582,000	586,131	336,175	922,306
Ralph P. Scozzafava	100%	850,000	314,925	159,375	474,300
Chris Bellairs	90%	522,000	193,401	110,925	304,326
Brad Cashaw(1)	70%	250,833	92,934	53,302	146,236
Kimberly Warmbier	60%	259,200	96,034	77,760	173,794

(1)
Mr. Cashaw joined the Company in March 2016; his STI payout was prorated for 10 months of service.

Long-Term Incentive Compensation

We believe that a significant portion of each executive officer's compensation should depend on long-term value created for our stockholders. Our long-term incentive compensation program, which is administered under the 2016 Plan, is designed to align the results achieved for stockholders with the rewards provided to our executive officers. In 2016, the Compensation Committee granted the following mix of awards to the NEOs: 50% of LTI compensation was in the form of RSUs and 50% of LTI compensation was in the form of PSUs. The Compensation Committee annually reviews market practices and trends, as well as the availability of shares in our incentive program, in determining the mix of awards.

Awards in 2016 were granted at the dollar amount representing the 50th percentile of LTI grants made to executive officers with similar positions in our peer group.

Restricted Stock Units (RSUs). An RSU represents the right to receive one share of our common stock in the future. RSUs are used to provide an ongoing retention element and a continuing link to stockholder value. Annual RSU awards are valued based on the Company's closing stock price on the day the Compensation Committee approves the grant. Generally, RSUs granted by the Compensation Committee vest ratably over three years, and employment as of the vesting date is required in order to qualify for receipt of the vested portion of the award. All RSU awards granted in 2016 provide for cash dividend equivalents, which will vest on the same schedule as the corresponding RSU awards.

Performance Stock Units (PSUs) and Cash Performance Units (CPUs). PSUs and CPUs are designed to link compensation to the Company's performance over a 3-year period. Each PSU represents the right to receive one share of the Company's common stock, and each CPU represents the right to receive a cash payment for the target value of the CPU established at the time of grant, subject to the achievement of certain performance targets during the Performance Cycle (the "Performance Cycle," and each year thereof, an "Annual Performance Period").

The Compensation Committee annually establishes performance goals for PSUs and CPUs for each year in the Performance Cycle at the beginning of each Annual Performance Period. The Committee will annually select Bank EBITDA or decide on a different performance measure

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for each Annual Performance Period. Both CPUs and PSUs accrue ratably for each Annual Performance Period (one-third of the CPU or PSU award) based on achieving the performance goals established by the Compensation Committee for such Annual Performance Period. Accrued portions of these awards cliff vest and are settled in stock or cash, as applicable, at the end of the Performance Cycle, and to receive a payout of the CPU or PSU award, the participant must remain employed by the Company through the end of the applicable Performance Cycle.

During 2016, the Committee determined that in 2016 NEOs would receive PSUs rather than CPUs as part of our long-term incentive compensation program. The Committee selected PSUs based on a review of market practice, and determined that PSUs provided a greater incentive than CPUs to align the interests of our executive officers with the long-term interests of our stockholders.

The Committee also reviewed current market practice, with the assistance of Mercer, and determined to continue to use the performance metric of Bank EBITDA for 2016. Bank EBITDA is generally defined as earnings before interest, taxes, depreciation and amortization, as adjusted to exclude certain non-cash and non-recurring costs and expenses plus certain non-cash and non-recurring or extraordinary expenses as permitted in calculating covenant compliance under our credit agreement. Bank EBITDA is further described in Annex A to this Proxy Statement.

The Compensation Committee believes Bank EBITDA is the appropriate measurement for long-term performance. The Committee considered using a relative metric based on peer companies, such as "Total Shareholder Return," but could not identify an adequate number of sufficiently similar publicly traded companies (based on critical factors such as size, geographic scope, mix of products, impact of dairy commodities, and other factors) to have a meaningful peer group against which to compare performance. Additionally, the Compensation Committee was presented with insufficient evidence that the inclusion of such a relative metric in the long-term compensation programs of other public companies has led to the improved financial performance of those companies.

With respect to the PSUs granted in 2016 (the "2016-2018 PSUs") and the CPUs granted in 2014 and 2015 (respectively, the "2014 CPUs" and "2015 CPUs"), the target Bank EBITDA for the 2016 Annual Performance Period was $472.8 million, with threshold and maximum performance payout levels as a percentage of target on a sliding scale as follows:

2016 Bank EBITDA % to Target	Percentage of Target CPU/PSU Award Opportunity Earned

120%	200%

110%	150%

100%	100%

90%	50%

80%	0%

In February 2017, the Compensation Committee determined that the Bank EBITDA achieved by the Company during the 2016 Annual Performance Period was $463.6 million, which was 98.1% of the target Bank EBITDA for that performance period and resulted in a 90.5% of target accrual for the 2016 Annual Performance Period. Accordingly, one-third of the value of the 2014 CPUs, one-third of the value of the 2015 CPUs, and one-third of the 2016-2018 PSUs has been accrued at 90.5% of target.

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The 3-year Performance Cycle for the 2014 CPUs was completed, and all accrued CPUs vested, on December 31, 2016, and accrued amounts were distributed in March 2017.

Deferred Compensation Plan and Supplemental Executive Retirement Plan

Our current NEOs may defer a portion of their salary and STI compensation each year into the Company's non-qualified deferred compensation plan. We believe a deferred compensation plan is a potential retention tool for our eligible executives, and that this plan is similar to that offered at most companies in our peer group. For more information on amounts deferred pursuant to the deferred compensation plan, see "Compensation Tables for Named Executive Officers – Deferred Compensation Plan."

In addition, we maintain the Dean Foods Company Supplemental Executive Retirement Plan (the "SERP"), which is a nonqualified deferred compensation arrangement for our executive officers and other employees earning compensation in excess of the maximum compensation that can be taken into account with respect to our 401(k) plan, as set forth in the Internal Revenue Code. The SERP is designed to provide these employees with retirement benefits from the Company that are equivalent, as a percentage of total compensation, to the benefits provided to other employees under our 401(k) plan. The Company credits to each eligible employee's account an amount equal to 4% of his or her covered compensation in excess of the maximum described above, and, through April 30, 2015, credited interest on those balances at the mid-term applicable federal rate set by the Internal Revenue Service, plus 1%. Since May 1, 2015, the SERP accounts are administered by Fidelity Workplace Services, LLC, which allows each participant to manage investment decisions with respect to his or her SERP account balances. Each employee's plan balance will be paid to him or her upon termination of employment, a change in control or the employee's death or qualifying disability.

Under both the Deferred Compensation Plan and the SERP, upon a termination that is not in connection with a change in control, death or disability, specified employees (including the NEOs) must wait until the seventh month following termination before they are eligible to receive a distribution.

Other Compensation

We provide our executive officers with a limited number of perquisites. The perquisites include:

  •
  an annual executive physical exam;

  •
  a long-term disability benefit;

  •
  financial counseling;

  •
  occasional personal use of event tickets that would not otherwise be used for business purposes; and

  •
  personal use of the company aircraft (CEO only).

The perquisites are designed to minimize the amount of time the executive officers devote to administrative matters other than the Company's business, promote a healthy work/life balance and provide opportunities for developing business relationships.

Our senior executives, including our current NEOs, are eligible to participate in the Company's broad-based programs generally available to all employees or other key employees, including our 401(k) plan, health and dental plans and various other insurance plans, including

DEAN FOODS COMPANY – 2017 Proxy Statement	59

disability and life insurance. For additional information regarding perquisites and other compensation, see "Compensation Tables for Named Executive Officers – All Other Compensation."

How Executive Pay Levels Are Determined

Compensation Committee

The Compensation Committee oversees the design and administration of our executive compensation programs and evaluates these programs against competitive practices, legal and regulatory developments and corporate governance trends. As part of its processes and procedures for determining executive compensation, the Compensation Committee:

  •
  reviews and approves the compensation-related performance goals and other objectives for our CEO and recommends CEO compensation to the independent members of the Board based on performance;

  •
  reviews and approves, with input from the CEO, the compensation of the Company's executives officers (other than the CEO);

  •
  reviews and establishes the peer group companies used as a reference to benchmark executive officer compensation;

  •
  reviews and approves the executive compensation policies, such as share ownership guidelines and prohibitions against pledging and hedging of the Company's stock;

  •
  sets the specific performance targets for performance-based incentive awards to our executive officers; and

  •
  approves payouts based on performance achieved relative to the pre-established performance targets.

Independent External Consultant

The Compensation Committee has engaged Mercer as its independent external advisor. The Compensation Committee considers analysis and advice from Mercer when making compensation decisions and recommendations for the CEO and the executive officers, and when making decisions on incentive plan design. Mercer provides recommendations on CEO pay directly to the Compensation Committee without consulting with the CEO or management. The Compensation Committee has the sole authority to hire and terminate Mercer, and the Compensation Committee members have direct access to Mercer.

Role of Management

The Compensation Committee and independent members of the Board of Directors determine the compensation of the CEO without management input. The Compensation Committee meets with the CEO at the beginning of the year to discuss and establish his performance objectives for the year. After the end of the year, the CEO provides the Compensation Committee with a self-assessment based on his performance and achievement of the pre-established objectives. This self-assessment, in addition to Company performance, is used by the Compensation Committee in its overall determination of CEO compensation.

DEAN FOODS COMPANY – 2017 Proxy Statement	60

The Compensation Committee solicits input from the CEO regarding his evaluation of performance and compensation recommendations for other executive officers, before it makes final pay decisions related to the executive officers' compensation. No executive officer is present when his or her compensation is discussed by the Compensation Committee.

Peer Group

The Compensation Committee utilizes a comparison group, or peer group, to evaluate whether executive officer pay levels are aligned with Company performance on a relative basis and to compare the Company's compensation design and governance features. The Compensation Committee primarily identifies companies that are of comparable size, operate within the Company's industry category, have product lines that are impacted by commodity prices and/or generate the majority of their revenue domestically. The Compensation Committee used the following group of 18 peer companies for 2016, which was unchanged from 2015:

2016 Compensation Peer Group

Campbell Soup Company	Ingredion Incorporated
The Clorox Company	The J. M. Smucker Company
ConAgra Foods, Inc.	Kellogg Company
Dr Pepper Snapple Group, Inc.	McCormick & Company, Incorporated
Flowers Foods, Inc.	Pilgrim's Pride Corporation
Fresh Del Monte Produce Inc.	Pinnacle Foods Inc.
General Mills, Inc.	Post Holdings, Inc.
The Hershey Company	Sanderson Farms, Inc.
Hormel Foods Corporation	TreeHouse Foods, Inc.

Agreements with Named Executive Officers

Letter Agreements

In general, we enter into letter agreements with each of our executive officers that govern the terms of his or her employment. Such letter agreements generally state the executive's base salary, signing bonus, if any, annual STI compensation opportunity, LTI awards to be granted upon hire or in the future, if applicable, and any other benefits, such as relocation benefits, COBRA reimbursement, and eligibility to participate in the Executive Severance Plan.

Change in Control Agreements and Severance

We have entered into Change in Control Agreements ("CIC Agreements") with each of our executive officers pursuant to which we would provide certain payments in the event of a qualified termination following a change in control (i.e. double-trigger) as described under the heading "Post-Termination Compensation – Change in Control Agreements." Pursuant to these agreements, our current NEOs generally would be paid cash equal to up to three times his or her base salary and target STI compensation for the year, plus his or her target STI compensation prorated to the month in which a qualified termination occurred following a change in control along with insurance benefits, outplacement services and certain other benefits. As of December 31, 2016, none of our NEOs were entitled to receive excise tax gross-up payments pursuant to their respective CIC Agreements. Additionally, all CIC Agreements provide that unvested awards under the 1997 Plan and 2007 Plan made prior to

DEAN FOODS COMPANY – 2017 Proxy Statement	61

December 31, 2014 automatically vest upon a change in control, and all awards made after December 31, 2014 under the 2007 Plan and all awards made under the 2016 Plan are subject to double trigger equity acceleration provisions, unless awards are not assumed by the successor entity, in which case awards will vest upon a change in control. The CIC Agreements contain a covenant pursuant to which the NEO has agreed not to compete with us or solicit any of our customers or employees or interfere with our customer relationships, for two years following his or her termination and that he or she would keep the Company's proprietary information confidential.

The Compensation Committee believes that change in control benefits are important for attracting and retaining executive talent and help to ensure that executive officers can remain focused during periods of uncertainty. These are particularly important in an environment where merger and acquisition activity is high. We believe that our change in control benefits are generally consistent with those maintained by comparable companies.

We also maintain the Executive Severance Plan for our executive officers, which provides certain severance benefits in the event of a qualified termination defined as a termination other than for "cause" or if the executive officer terminates his or her employment due to a material reduction in compensation or scope of duties or relocation (as described under "Post-Termination Compensation – Executive Severance Plan").

Generally, upon a qualified termination, each of our current NEOs would receive a cash payment equal to up to two times his or her annual base salary plus his or her target STI compensation, a payment in the amount of the officer's STI compensation prorated for the year of termination, a cash payment for the in-the-money value of any LTI awards that would vest during a specified period following the date of severance (24 months for EVPs and 36 months for the CEO), and cash payments for certain health benefits and outplacement services. We believe this plan helps create stability during periods of significant change, aids in recruiting and retaining executive talent and enables us to avoid negotiating individual severance arrangements. We also believe this plan reduces the likelihood and extent of litigation from executive separation. In addition, we require each executive to sign non-competition and non-solicitation agreements effective for two years after termination and to release the Company from all claims. We believe that our severance benefits are generally consistent with those maintained by comparable companies.

Tax Deductibility Policy and Accounting Treatment Considerations

The United States income tax laws generally limit the deductibility of compensation paid to each NEO to $1 million per year. An exception to this general rule exists under Section 162(m) of the Internal Revenue Code for performance-based compensation that meets certain requirements. The Company has sought and received approval from its stockholders to grant performance-based awards that would, and has granted certain LTI awards that should, qualify for the exception from this deduction limit. As and when appropriate in light of its business objectives, the Company intends to design incentive compensation awards and programs in a manner that satisfies the conditions to this performance-based exception to the otherwise applicable deduction limits. The Company has structured its annual short-term and long-term performance-based incentive plans so that each should qualify for the exception.

Although deductibility of compensation is preferred, tax deductibility is not a primary objective of our compensation programs. We believe it is important to retain the flexibility to

DEAN FOODS COMPANY – 2017 Proxy Statement	62

compensate executive officers competitively. We will continue to monitor our compensation practices and consider additional opportunities to take advantage of the Section 162(m) exception when we believe it is in the best interests of the Company and our stockholders.

The Company considers the financial accounting effects of the LTI awards it grants to our executives, but such effects do not materially impact the types of awards that are granted as part of our compensation program.

DEAN FOODS COMPANY – 2017 Proxy Statement	63

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management. Based on this review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is presented by:

The members of the Compensation Committee

Jim L. Turner (Chairman) J. Wayne Mailloux Helen E. McCluskey John R. Muse

DEAN FOODS COMPANY – 2017 Proxy Statement	64

COMPENSATION TABLES FOR NAMED EXECUTIVE OFFICERS

The charts presented below should be read in conjunction with the Compensation Discussion and Analysis set forth above.

Summary Compensation Table

The following chart shows the compensation earned during fiscal years 2016, 2015, and 2014, as applicable, by our NEOs. The table reflects the titles and offices held by the NEO as of December 31, 2016.

NEOs - Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)		Total ($)(5)
Gregg A. Tanner(6)	2016	1,130,000	3,796,944	1,977,385	15,532,743	(6)	22,437,072
CEO	2015	1,080,000	1,851,753	6,520,066	95,477		9,547,296
	2014	1,000,000	1,909,483	195,000	83,630		3,188,113
Ralph P. Scozzafava(7)(8)	2016	850,000	1,266,659	832,529	985,349		3,934,537
EVP, Chief Operating Officer	2015	825,000	820,736	2,400,416	89,963		4,136,115
Chris Bellairs	2016	580,000	766,662	530,576	63,107		1,940,345
EVP, CFO	2015	500,000	323,978	1,672,082	32,899		2,528,959
	2014	465,000	770,662	148,825	33,698		1,418,185
Brad Cashaw(8)(9)	2016	343,674	359,977	146,236	499,278		1,349,165
EVP, Supply Chain
Kimberly Warmbier	2016	432,000	366,664	328,398	60,006		1,187,068
EVP, Chief Human	2015	400,000	226,773	959,666	39,867		1,626,306
Resource Officer	2014	375,000	578,772	120,000	34,068		1,107,840

(1)
Amounts shown include amounts deferred under the Dean Foods 401(k) plan and the Deferred Compensation Plan.

(2)
Amounts shown reflect the aggregate grant date fair value of RSUs and PSUs, calculated in accordance with FASB ASC Topic 718, without taking into account estimated forfeitures. The assumptions used in valuing the equity awards are described in Note 10 to the Consolidated Financial Statements included within our Annual Report on Form 10-K for the year ended December 31, 2016.

The aggregate grant date fair value of the RSUs is equal to the closing price of the Company's stock on the date of grant multiplied by the number of RSUs awarded. Each RSU award vests ratably over three years. Mr. Tanner's RSUs include grants made in connection with his employment letter agreement entered into in 2007. See "Compensation Tables for Named Executive Officers—Letter Agreements—Agreements with Gregg A. Tanner" for more information regarding these grants.

The aggregate grant date fair value of the PSUs is based on our estimate on the grant date of the probable outcome of meeting the performance conditions of these awards. PSUs are deemed granted on the date the Compensation Committee establishes the related performance target for such award or portion of such award. In February 2016, the Compensation Committee established performance targets related to PSUs eligible to accrue with respect to the 2016 Annual Performance Period. Accordingly, this column reflects the grant date fair value for one-third of the 2016-2018 PSU award, the portion which is related to the 2016 Annual Performance Period. As indicated prior, the 2016-2018 PSUs will accrue ratably based on achieving the annual

DEAN FOODS COMPANY – 2017 Proxy Statement	65

  performance goals over the Performance Cycle and will cliff vest and settle at the end of the Performance Cycle in 2018, subject to employment at time of vesting. The value of PSUs reported in this column assumes a future payout at the target level and may not represent the amounts that the NEOs will actually realize from the awards. Whether, and to what extent, an NEO realizes value will depend on our actual performance results and the NEO's continued employment through vesting.

Assuming the highest level of performance is achieved for the PSUs reported in this column (200% of target), the aggregate grant date fair value of these PSUs would have been as follows: Mr. Tanner, $1,566,670; Mr. Scozzafava, $633,329; Mr. Bellairs, $383,331; Mr. Cashaw, $179,988; and Ms. Warmbier, $183,332.

For additional information on grant date fair value and estimated future payouts of stock awards, see the "Grants of Plan-Based Awards in Fiscal Year 2016" table below, and to see the total amount of the 2016-2018 PSUs, see the "Outstanding Equity Awards at 2016 Fiscal Year-End" table below.

(3)
Amounts include STI compensation and the portion of the 2014 CPUs and 2015 CPUs that has been accrued in 2016 based on the achievement of the applicable performance criteria for the 2016 Annual Performance Period. No CPUs were awarded to NEOs in 2016. The 2014 CPUs and 2015 CPUs are subject to a 3-year Performance Cycle ending on December 31 of 2016 and 2017, respectively. As noted in the CD&A above, the 3-year Performance Cycle for the 2014 CPUs has been completed and accrued amounts paid in March 2017 and two-thirds of the Performance Cycle for the 2015 CPUs has been completed, with values having accrued as follows:

Accruals for Annual Performance Periods % of target based on the Company's performance against Bank EBITDA as of the end of each Annual Performance Period

Award	Performance Cycles

	2014	2015	2016	2017

2014 CPU	0%	200%	90.5%

2015 CPU		200%	90.5%	*

*Not yet completed

  The following table reflects STI earned in 2016 and, regarding the 2014 CPUs and 2015 CPUs, the amount accrued in 2016 attributable to the Annual Performance Period ended on December 31, 2016:

Name	STI ($)	CPUs ($)	Total ($)
Gregg A. Tanner	922,306	1,055,079	1,977,385
Ralph P. Scozzafava	474,300	358,229	832,529
Chris Bellairs	304,326	226,250	530,576
Brad Cashaw	146,236	0	146,236
Kimberly Warmbier	173,794	154,604	328,398

  No payments will be made with respect to the 2015 CPUs until the related 3-year Performance Cycle has concluded and the participant has remained employed by the Company through the end of the related Performance Cycle. See "Compensation Discussion and Analysis – Components of our Executive Compensation and Benefits Programs – Short-Term Incentive Compensation" and "– Long-Term Incentive Compensation" for a description of these plans.

(4)
See the "All Other Compensation" table below for a description of the included amounts.

(5)
Represents the sum of the compensation amounts (expressed in dollars) shown in the columns to the left.

(6)
Effective December 31, 2016, Mr. Tanner was removed from his position as the Company's CEO. He will continue in an advisory capacity as an employee of the Company through the Annual

DEAN FOODS COMPANY – 2017 Proxy Statement	66

  Stockholders Meeting in May 2017. In connection with his removal as CEO, Mr. Tanner is entitled to severance payments for a termination without "cause" under the Executive Severance Plan with the Company. The amount reflected in Mr. Tanner's 2016 "All Other Compensation" includes accrued severance payable to Mr. Tanner following his last day of employment with the Company in accordance with the Executive Severance Plan with the Company.

(7)
Mr. Scozzafava was not a NEO in 2014 and Mr. Cashaw was not a NEO in 2014 and 2015. Thus, no amounts have been included for those respective years in the table above.

(8)
Mr. Scozzafava became the CEO of the Company effective January 1, 2017.

(9)
Mr. Cashaw joined the Company in March 2016.

DEAN FOODS COMPANY – 2017 Proxy Statement	67

All Other Compensation(1)

Name	Year	401(k) ($)(2)	SERP ($)(3)	Life Insurance Premiums ($)(4)	Long- Term Disability Premiums ($)(5)	Relocation ($)(6)	Severance ($)(7)	Other ($)(8)	Total ($)
Gregg A. Tanner	2016	10,600	152,536	8,751	6,545	–	15,328,694	25,617	15,532,743
	2015	10,600	40,400	7,482	5,781	–	–	31,214	95,477
	2014	10,400	37,192	5,440	5,781	–	–	24,817	83,630
Ralph P. Scozzafava	2016	10,600	87,750	2,376	4,848	857,157	–	22,618	985,349
	2015	10,600	24,000	5,160	–	30,211	–	19,992	89,963
Chris Bellairs	2016	7,305	48,150	1,485	3,030	–	–	3,137	63,107
	2015	10,600	11,353	3,341	–	–	–	7,605	32,899
	2014	10,400	10,101	1,787	4,277	–	–	7,133	33,698
Brad Cashaw	2016	8,744	6,600	745	710	474,429	–	8,050	499,278
Kimberly Warmbier	2016	10,600	25,400	1,188	2,424	–	–	20,394	60,006
	2015	10,600	7,200	1,415	–	–	–	20,652	39,867
	2014	3,750	5,914	1,415	3,719	–	–	19,270	34,068

(1)
The amounts in the table are valued on the basis of the aggregate incremental cost to the Company. The amounts do not include group health, hospitalization, medical reimbursement, disability or other benefits that are available to all other employees, or the incremental cost of any health-related screenings.

(2)
Amounts shown are for Company matching contributions.

(3)
Our Compensation Committee approved a SERP for the benefit of employees who receive salary and bonus (including STI compensation) in excess of the amount that IRS regulations allow to be contributed to a 401(k) plan. The amount shown in this column includes the amount credited to the NEO under the SERP. See "Compensation Discussion and Analysis – Components of our Executive Compensation and Benefits Programs – Deferred Compensation Plan and Supplemental Executive Retirement Plan" for more information on the SERP.

(4)
Amounts shown relate to life insurance policies.

(5)
Amounts reflect premiums paid by the Company pursuant to an executive long-term disability program for our executive officers and other key employees, which provides supplemental income replacement for key leaders and enhances coverage provided under the general long-term disability plan. This supplement to our group disability coverage is provided at the Company's expense through individual non-cancelable and guaranteed renewable policies.

(6)
Relocation costs are the aggregate incremental cost paid by us for the NEO's relocation and includes tax gross-up amounts in accordance with our relocation policy. Amounts presented for Mr. Cashaw include a tax gross-up of $197,563 for 2016 and, with respect to Mr. Scozzafava, include a tax gross-up of $353,951 for 2016.

(7)
Effective December 31, 2016, Mr. Tanner was removed from his position as the CEO of the Company. He will continue in an advisory capacity as an employee of the Company through the Annual Stockholders Meeting in May 2017. The amount shown in this column reflects the accrued amount as of December 31, 2016 of severance payable to Mr. Tanner in connection with his removal as CEO, which is treated as a termination without "cause" under the Executive Severance Plan with the Company. These amounts assume a target payout for the 2017 and 2018 Performance Cycles related to his outstanding performance-based awards. The actual value of the early vesting of the LTI awards will be determined and paid following the last day of his employment with the Company.

(8)
For 2016, includes (i) for Mr. Tanner, $1,500 for employer contribution to employee's health savings account and gross-up amounts of $10,117 for taxes payable related to financial counseling services of $14,000; (ii) for Mr. Bellairs, $1,500 for employer contribution to employee's health savings account and gross-up amounts of $687 for taxes payable related to financial counseling services of $950; (iii) for Mr. Cashaw, $583 for employer contribution to employee's health savings account and gross-up amounts of $2,042 for taxes payable related to financial counseling services of $5,425; (iv) for Mr. Scozzafava, $1,000 for employer contribution to employee's health savings account and gross-up amounts of $7,618 for taxes payable related to financial counseling services of $14,000; and (v) for Ms. Warmbier, $1,500 for employer contribution to employee's health savings account and gross-up amounts of $5,167 for taxes payable related to financial counseling services of $13,727.

DEAN FOODS COMPANY – 2017 Proxy Statement	68

Grants of Plan-Based Awards in Fiscal Year 2016

The following table presents all plan-based awards granted to our NEOs during 2016.

									All Other
									Stock
									Awards:
			Estimated Future Payouts			Estimated Future Payouts			Number of	Grant Date
			Under Non-Equity			Under Equity			Shares of	Fair Value
			Incentive Plan Awards(1)			Incentive Plan Awards(2)			Stock or	of Stock

Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units(3) (#)	Awards(4) ($)
Gregg A. Tanner			–	1,582,000	3,164,000
	02/26/2016					–	121,825	243,650	121,825	3,133,339
	12/01/2016	(5)							34,653	663,605
Ralph P. Scozzafava			–	850,000	1,700,000
	02/26/2016					–	49,248	98,496	49,248	1,266,659
Chris Bellairs			–	522,000	1,044,000
	02/26/2016					–	29,808	59,616	29,808	766,662
Brad Cashaw			–	250,833	501,667
	04/01/2016	(6)				–	15,552	31,104	15,552	359,977
Kimberly Warmbier			–	259,200	518,400
	02/26/2016					–	14,256	28,512	14,256	366,664

(1)
The amounts shown were not actually paid to the Named Executive Officers. Rather, the amounts shown reflect potential STI payments under the 2016 STI Plan. Actual payment amounts are shown in the "Summary Compensation Table" above in the column "Non-Equity Incentive Plan Compensation."

(2)
The amounts shown reflect the values of the threshold, target and maximum potential number of PSUs that can be earned for each grant of a PSU award. That portion of a PSU award attributable to an Annual Performance Period (one-third of the total PSU award) is deemed granted on the date the Compensation Committee establishes the performance target for such Annual Performance Period. The number of PSUs actually earned can range from 0% to 200% of the PSUs originally granted, depending on our performance during the applicable Annual Performance Periods, and accrued portions, if any, for each of the three Annual Performance Periods will cliff vest at the end of the 3-year Performance Cycle.

(3)
Consists of RSUs granted pursuant to our 2007 Plan for awards granted prior to May 2016, and pursuant to our 2016 Plan for awards granted thereafter. RSUs vest ratably over three years following the grant date.

(4)
Amounts shown reflect the aggregate grant date fair value of the RSUs and the target number of PSUs granted in 2016 (one-third of the 2016-2018 PSUs), calculated in accordance with FASB ASC Topic 718, without taking into account estimated forfeitures. The assumptions used in valuing the equity awards are described in Note 10 to the Consolidated Financial Statements included within our Annual Report on Form 10-K for the year ended December 31, 2016.

(5)
In 2016, Mr. Tanner was awarded 34,653 RSUs in connection with his employment agreement entered into in 2007. Pursuant to that agreement and a subsequent related award of additional RSUs, he was entitled to receive annual RSU awards from 2012 through 2016, contingent upon his continued employment with the Company. The awards, which were granted pursuant to our 2007 Plan and, following its adoption, our 2016 Plan, were made on December 1 of each award year and vest one year after grant. The Compensation Committee approved the awards on November 6, 2007 and on October 6, 2010. See "Compensation Tables for Named Executive Officers – Letter Agreements – Agreements with Gregg A. Tanner" for more information regarding these awards.

(6)
RSUs awarded to Mr. Cashaw on April 1, 2016, were approved by the Compensation Committee on February 26, 2016, as part of his compensation package.

DEAN FOODS COMPANY – 2017 Proxy Statement	69

Outstanding Equity Awards at 2016 Fiscal Year-End

The following table presents all outstanding equity awards held by our NEOs as of December 31, 2016. Numbers shown in the table include adjustments made in connection with the WhiteWave Spin-Off and the Reverse Stock Split. The table also includes, where applicable, the value of these awards based on the closing price of our common stock on the NYSE on December 31, 2016, which was $21.78 per share.

Name		Option Awards(1)				Stock Awards

	Award Type	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)

Gregg Tanner	RSUs(4)	12/01/2016				34,653	754,742
	RSUs	02/26/2016				121,825	2,653,349
	2016-2018 PSUs	02/26/2016				36,751	800,437	81,217	1,768,906
	RSUs	02/16/2015				58,254	1,268,772
	RSUs	02/13/2014				35,714	777,851
	Options	02/17/2012	91,162	10.44	02/17/2022
	Options	02/18/2011	63,102	8.96	02/18/2021
	Options	02/12/2010	36,249	12.60	02/12/2020
	Options	02/13/2009	69,307	17.36	02/13/2019
	Options	01/15/2008	69,307	21.96	01/15/2018
	Options	11/06/2007	249,539	23.08	11/06/2017

TOTAL			578,666			287,197	6,255,151	81,217	1,768,906

Ralph P. Scozzafava	RSUs	02/26/2016				49,248	1,072,621
	2016-2018 PSUs	02/26/2016				14,856	323,564	32,832	715,081
	RSUs	02/16/2015				33,796	736,077
	RSUs	11/13/2014				5,675	123,602

TOTAL			0			103,575	2,255,864	32,832	715,081

Chris Bellairs	RSUs	02/26/2016				29,808	649,218
	2016-2018 PSUs	02/26/2016				8,992	195,846	19,872	432,812
	RSUs	02/16/2015				13,341	290,567
	RSUs	11/12/2014				9,238	201,204
	RSUs	02/13/2014				7,200	156,816
	Options	02/17/2012	30,387	10.44	02/17/2022
	Options	02/18/2011	14,986	8.96	02/18/2021
	Options	02/12/2010	6,971	12.60	02/12/2020
	Options	02/13/2009	9,818	17.36	02/13/2019
	Options	07/01/2008	18,944	16.66	07/01/2018

TOTAL			81,106			68,579	1,493,651	19,872	432,812

Brad Cashaw	RSUs	04/01/2016				15,552	338,723
	2016-2018 PSUs	04/01/2016				4,692	102,192	10,368	225,815

TOTAL			0			20,244	440,915	10,368	225,815

Kimberly Warmbier	RSUs	02/26/2016				14,256	310,496
	2016-2018 PSUs	02/26/2016				4,301	93,676	9,504	206,997
	RSUs	02/16/2015				9,338	203,382
	RSUs	08/13/2014				7,906	172,193
	RSUs	02/13/2014				4,800	104,544
	Options	06/01/2012	16,068	13.30	06/01/2022

TOTAL			16,068			40,601	884,291	9,504	206,997

(1)
Stock option awards vested ratably over three years following the grant date.

(2)
RSUs reported in this column vest ratably over three years following the grant date, unless otherwise noted. PSUs reported in this column vest following the end of the applicable Performance Cycle, subject to the NEO's continued employment through the vesting date. For PSUs, the Compensation Committee sets performance targets for each Annual Performance Period at the beginning of such year and evaluates the actual performance levels achieved following the

DEAN FOODS COMPANY – 2017 Proxy Statement	70

  end of such year. PSUs reported in this column reflect the accrued amounts that have been certified by the Compensation Committee following each Annual Performance Period.

(3)
PSUs reported in this column vest following the end of the Performance Cycle, subject to satisfaction of the relevant performance targets and the NEO's continued employment through the vesting date. The number of PSUs shown assumes that target levels of performance will be achieved for each future Annual Performance Period. PSUs reported in this column reflect the remaining number of PSUs attributable to Annual Performance Periods for which the Compensation Committee has not yet established the performance targets. That portion of a PSU award attributable to an Annual Performance Period (one-third of the total PSU award) is deemed granted on the date the Compensation Committee establishes the performance target for such Annual Performance Period.

(4)
These RSUs vest on the first anniversary of the grant date.

Option Exercises and Stock Vested in Fiscal Year 2016

The following table presents all stock awards vested and value realized upon vesting by our NEOs during 2016. Our NEOs did not exercise any stock options during 2016.

	Stock Awards
Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Gregg A. Tanner	128,198	2,623,186
Ralph P. Scozzafava	22,573	458,602
Chris Bellairs	32,305	651,574
Brad Cashaw	–	–
Kimberly Warmbier	22,245	435,859

(1)
All amounts are shown prior to the forfeiture of shares, if any, to cover taxes in connection with the vesting of awards.

(2)
The value realized upon vesting is equal to the closing price of Dean Foods common stock on the vesting date multiplied by the number of units vesting.

Deferred Compensation Plan

U.S.-based employees of the Company with a base compensation in excess of $150,000, including the NEOs, may defer all or a portion of their salary and bonus (including STI compensation) each year into the Company's Deferred Compensation Plan, which is a tax deferred plan. The balances in the deferred compensation accounts are unsecured general obligations of the Company. This program is intended to promote retention by providing a long-term savings opportunity on a tax-efficient basis. Under the Deferred Compensation Plan, the Company contributes an annual restoration benefit to the plan account of any participant whose ability to receive Company contributions under the 401(k) plan is reduced due to their deferral of compensation. The Company made no such contributions to the plan accounts of the NEOs in 2016. Mr. Cashaw elected to defer compensation pursuant to this plan and has accumulated deferred compensation pursuant to the plan as set forth in the following table.

DEAN FOODS COMPANY – 2017 Proxy Statement	71

Non-Qualified Deferred Compensation

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Brad Cashaw	32,250	0	22	0	32,272

(1)
Contributions made into the Deferred Compensation Plan by Mr. Cashaw in 2016 are reflected in the Salary and/or Bonus columns, as applicable, in the Summary Compensation Table on page 65 of this Proxy Statement.

(2)
These amounts represent the earnings realized on the participant's account balances during 2016. Annual earnings realized on the participant's account balance are not reflected in the Summary Compensation Table on page 65 of this Proxy Statement.

(3)
The aggregate balance in the table represents the cumulative contributions and earnings (net of any distributions) for the life-to-date period of the participant's Deferred Compensation Plan account.

Post-Termination Compensation

We maintain two severance plans for our U.S.-based executive officers, depending on the circumstances that result in their termination – CIC Agreements, which are applicable in the event of a qualifying termination following a change in control, and the Executive Severance Plan, which is applicable in the event of certain involuntary terminations. The following is a description of the benefits that may be paid to the executive officers pursuant to the CIC Agreements, the Executive Severance Plan and other agreements that provide for payments following termination of employment. An executive officer may not receive benefits under both plans.

Change in Control Agreements

We have entered into agreements with each of our NEOs, pursuant to which, in the event of a change in control and a subsequent qualifying termination (as defined below), we must:

  •
  pay the NEO a lump sum of cash equal to three times the sum of his or her (a) annual base salary plus (b) target STI compensation for the year in which the termination occurs;

  •
  pay the NEO his or her STI compensation prorated for the portion of the year served prior to termination (based on the greater of target or actual performance);

  •
  pay the NEO three times the most recent annual Company match payable to his or her 401(k) account, plus;

  •
  continue the NEO's insurance benefits for up to two years; and

  •
  provide certain outplacement services.

In addition, all unvested awards granted prior to December 31, 2014, vest in full upon a change in control (as defined below), with all performance-based awards to be paid out in cash. Awards granted in 2015 and subsequent years will not automatically vest so long as the awards continue in effect on terms that are no less favorable than were applicable

DEAN FOODS COMPANY – 2017 Proxy Statement	72

immediately prior to the change in control. With respect to unaccrued portions of CPU awards, the amount will be prorated based on the date of the change in control using that date as the performance measurement date. Unaccrued portions of PSU awards will vest at the greater of target or actual performance to the date of the change in control.

Pursuant to the CIC Agreements, a "change in control" means (1) any person becomes the "beneficial owner," as such term is defined in the Exchange Act, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; (2) individuals who currently serve on the Board, or whose election to the Board or nomination for election to the Board was approved by a vote of at least two-thirds of the directors who either currently serve on the Board, or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; (3) the Company or any subsidiary of the Company merges with or consolidates into any other corporation, other than a merger or consolidation that would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding immediately thereafter securities representing more than 60% of the combined voting power of the voting securities of the Company or such surviving entity (or its ultimate parent, if applicable) outstanding immediately after such merger or consolidation; or (4) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, or such a plan is commenced.

Pursuant to the CIC Agreements, a qualifying termination means (i) a termination of employment by the Company or its successor without "cause" (as defined below), within 13 months following a change in control or (ii) by the executive officer with "good reason" (as defined below). Pursuant to the CIC Agreements, "cause" means the executive officer's: (i) willful and intentional material breach of the CIC Agreement, (ii) willful and intentional misconduct or gross negligence in the performance of, or willful neglect of, the executive officer's duties which has caused material injury (monetary or otherwise) to the Company, or (iii) conviction of, or plea of nolo contendere to a felony. Pursuant to the CIC Agreements, "good reason" means any of the following occurring prior to the first anniversary of a change in control: (1) (i) Any material reduction in the amount of the executive's annual pay, (ii) any material reduction in the amount of executive's other incentive compensation opportunities, or (iii) any significant reduction in the aggregate value of the executive's benefits as in effect from time to time (unless in the case of either (ii) or (iii), such reduction is pursuant to a general change in compensation or benefits applicable to all similarly situated employees of the Company and its affiliates); (2) (i) the removal of the executive from the executive's position of the ultimate parent of the business of the Company or (ii) any other significant reduction in the nature or status of the executive's duties or responsibilities; (3) transfer of the executive's principal place of employment to a metropolitan area other than that of the executive's place of employment immediately prior to the change in control; or (4) failure by the Company to obtain an assumption agreement prior to the effectiveness of any succession referred to therein.

The CIC Agreements also contain:

  •
  a covenant pursuant to which the executives have agreed not to compete with us during the term of the executive's employment and for two years after termination;

  •
  a confidentiality provision pursuant to which the executives have agreed not to divulge any of our confidential information; and

  •
  agreements not to solicit any of our customers or employees during the term of the executive's employment and for two years after termination.

DEAN FOODS COMPANY – 2017 Proxy Statement	73

None of our NEOs had tax gross-up provisions in his or her CIC Agreements as of December 31, 2016.

Payments under the CIC Agreements are conditioned upon the execution of a release of claims by the executive.

Executive Severance Plan

The Executive Severance Plan provides severance benefits to certain designated officers, including the NEOs, who are involuntarily terminated, other than for cause (as defined below), or who voluntarily terminate their employment for good reason (as defined below). Generally, the executive officer will be entitled to receive (i) a payment in an amount up to two times (depending on the executive's title) the sum of his or her base salary and target STI compensation, plus (ii) a pro rata portion of his or her STI compensation (based on actual achievement of related performance criteria) for the fiscal year in which the termination occurs. A participant's right to receive benefits under the plan is conditioned on the execution of a release of claims and may be conditioned on other conditions as the plan administrator may deem necessary or appropriate. In addition, participants receive a cash payment for the in-the-money value of all outstanding and unvested LTI awards that would vest up to 36 months for the CEO and up to 24 months for executive vice president level participants, following the date of severance based on the average closing price of the Company's stock for 30 calendar days immediately following the date of severance; however, the unaccrued portion of cash-based awards and stock-based awards the payment of which is based upon the satisfaction of certain performance criteria will be valued based on the measurement of the performance criteria as of the end of the calendar year in which the date of severance occurs, unless otherwise expressly provided in the terms of the award. The participant would also be entitled to additional payments which may be used to pay COBRA health benefits and to obtain outplacement services.

Under the Executive Severance Plan, "cause" means: (i) the executive officer's conviction of any crime deemed by the Company to make the executive officer's continued employment untenable; (ii) the willful and intentional misconduct or negligence that has caused or could reasonably be expected to result in material injury to the business or reputation of the Company; (iii) the conviction of or plea of guilty or of nolo contendere to a crime constituting a felony; (iv) the breach by the executive officer of any written covenant or agreement with the Company; or (v) the executive officer's failure to comply with or breach of the Company's "code of conduct" from time to time. "Good reason" means a termination of a participant's employment by such participant following the occurrence of one or more of the following events: (i) a material reduction in the participant's annual base salary or target annual STI compensation opportunity (unless a similar reduction is applied broadly to similarly situated employees), (ii) a material reduction in the scope of a participant's duties and responsibilities, or (iii) the relocation of the participant's principal place of employment to a location that is more than 50 miles from such prior location of employment.

Benefits paid upon Death, Disability or Retirement

If employment terminates due to death, disability or retirement (as defined in the applicable award agreement) then (i) pursuant to the applicable award agreements, all unvested RSUs and Options vest in full as of the date of such termination and (ii) pursuant to the STI Plan the employee will receive his or her prorated STI compensation. The applicable award agreements provide that the participant is also entitled to receive a distribution of the CPUs and PSUs he or she earned with respect to (x) each already completed Annual Performance Period and (y) the Annual Performance Period in which the termination occurred, based on

DEAN FOODS COMPANY – 2017 Proxy Statement	74

actual performance for such periods. Additionally, NEOs whose employment terminates due to death, disability or retirement receive their vested benefits under the SERP as well as contributions and accumulated earnings under the Deferred Compensation Plan.

Letter Agreements

Agreements with Gregg A. Tanner.    On August 31, 2016, we entered into a letter agreement with Mr. Tanner in connection with his transition from CEO of the Company, effective December 31, 2016, to serving as Senior Management Advisor through the 2017 Annual Meeting of Stockholders. The letter agreement provides that Mr. Tanner will continue to receive his annual salary of $1,130,000, is eligible to participate in the Company's STI Plan during his employment, and will receive compensation and benefits pursuant to the Company's Executive Severance Plan following his termination of employment. Prior to that, on February 25, 2013, we entered into a letter agreement with Mr. Tanner relating to his service as CEO effective October 31, 2012, pursuant to which we agreed to pay him an initial annual salary of $1,000,000, which has since been reviewed annually by the Compensation Committee. Pursuant to a letter agreement dated October 23, 2007, Mr. Tanner was entitled to receive and has received five annual grants of RSUs each year from 2012 through 2016. The original grant was for a total of 25,000 RSUs, but this amount was subsequently adjusted for the WhiteWave Spin-Off and the Reverse Stock Split. He is entitled to receive these grants each year on December 1. Each of these grants vested or will vest one year after their issue date. Mr. Tanner must be employed by the Company on the date of issue in order to receive these annual grants of RSUs. In addition, on October 6, 2010, the Compensation Committee of the Board of Directors approved additional grants of RSUs, in connection with his 2007 letter agreement, to compensate Mr. Tanner for retirement benefits he surrendered upon accepting employment with the Company. He was entitled to and did receive these grants on December 1 of each year from 2010 through 2016. The original grant was for a total of 111,000 RSUs, but this amount was subsequently adjusted for the WhiteWave Spin-Off and the Reverse Stock Split. The 2010 and 2011 grants vested 11 months after their issue date, while each of the remaining grants vested or will vest one year after their issue date. The final grants related to the 2007 letter agreement were made on December 1, 2016.

Agreements with Chris Bellairs.    On February 25, 2013, we entered into a letter agreement with Mr. Bellairs pursuant to which we appointed him to the position of Executive Vice President and CFO effective March 1, 2013. Pursuant to this letter agreement, we agreed to pay Mr. Bellairs an initial annual salary of $465,000, which has since been reviewed annually by the Compensation Committee, and granted Mr. Bellairs RSUs with an approximate value of $150,000 (which vested over a 3-year period) in connection with his promotion.

Agreements with Brad Cashaw.    On February 10, 2016, we entered into a letter agreement with Mr. Cashaw pursuant to which we appointed him to the position of Executive Vice President, Supply Chain effective as of April 15, 2016. Pursuant to this letter agreement, we agreed to pay Mr. Cashaw an annual salary of $430,000 to be reviewed annually by the Compensation Committee. Mr. Cashaw received a one-time new hire LTI award of 5,184 RSUs and 15,552 PSUs. The letter agreement also provides that Mr. Cashaw is eligible to participate in the Company's STI Plan and is eligible to receive grants under the LTI program in such amounts as determined by the Company's Board of Directors or the Compensation Committee.

DEAN FOODS COMPANY – 2017 Proxy Statement	75

Agreements with Ralph P. Scozzafava.    On August 31, 2016, we entered into a letter agreement with Mr. Scozzafava relating to his promotion to CEO effective January 1, 2017. Pursuant to the agreement, we agreed to pay Mr. Scozzafava an initial annual salary of $1,000,000, to be reviewed annually commencing in March 2018. The letter agreement provides that Mr. Scozzafava continues to be eligible to participate in the Company's STI Plan, with a target amount for 2017 equal to 125% of his 2017 base salary, and he continues to be eligible to receive grants under the LTI program in such amounts as determined by the Company's Board of Directors or the Compensation Committee, with a target value of $4,000,000 for 2017.

Agreements with Kimberly Warmbier.    On February 25, 2013, we entered into a letter agreement with Ms. Warmbier pursuant to which we appointed her to the position of Executive Vice President, Chief Human Resources Officer effective as of October 31, 2012. Pursuant to this letter agreement, we agreed to pay Ms. Warmbier an initial annual salary of $375,000, which has since been reviewed annually by the Compensation Committee, and granted her RSUs with an approximate value of $50,000 (which vested over a 3-year period) in connection with her promotion.

Table of Potential Payments upon the Occurrence of Various Termination Events

The table below outlines the potential payments to our NEOs upon the occurrence of various termination events pursuant to our agreements with each executive. The following assumptions apply with respect to the table below and any termination of employment of a NEO:

  •
  the tables are as of December 31, 2016;

  •
  the tables include estimates of amounts that would have been paid to the NEOs assuming a termination event occurred on December 31, 2016. The employment of these NEOs did not actually terminate on December 31, 2016, and as a result, the NEOs did not receive any of the amounts shown in the tables below. The actual amounts to be paid to a NEO in connection with a termination event can only be determined at the time of such termination event;

  •
  each NEO is entitled to receive amounts earned during the term of his or her employment regardless of the manner of termination. These amounts include accrued base salary, accrued vacation time and other employee benefits to which the NEO was entitled on the date of termination. These amounts are not shown in the tables below;

  •
  unless otherwise indicated, for valuation purposes the table assumes that the price of a share of our common stock is $21.78 per share, the closing market price per share on the NYSE on December 31, 2016;

  •
  the average closing price of our common stock measured over the 30 days immediately following December 31, 2016 is $20.65 per share and is used for calculating the value of RSUs and PSUs that are payable or vest pursuant to the Executive Severance Plan;

  •
  for purposes of the tables below, the specific definitions of "cause" and "good reason" are described in "Post-Termination Compensation" beginning on page 72;

DEAN FOODS COMPANY – 2017 Proxy Statement	76

  •
  to receive the benefits under the Executive Severance Plan or the CIC Agreements, each NEO is required to provide a general release of claims against us and our affiliates; and

  •
  as discussed prior, with respect to the financial objectives component of STI and LTI compensation, achievement of performance for the 2016 Annual Performance Period was 94.9% of STI target and 98.1% of LTI target resulting in an earned award of 49.4% of target STI opportunity and accrual of 90.5% of target LTI opportunity for the 2016 Annual Performance Period.

Name	Compensation Element	Retirement ($)	Death ($)	Disability ($)	Change in Control ($)(1)	Termination Without Cause or Voluntary for Good Reason ($)(2)		Termination Without Cause or Voluntary for Good Reason Following CIC ($)(3)
Gregg A. Tanner	Lump Sum Cash Payments	—	—	—	—	5,424,000	(4)	8,167,800	(5)
	Prorated STI Award Payment	922,306	922,306	922,306	—	922,306	(6)	1,582,000	(6)
	Accelerated LTI Awards:
	Options(7)	—	—	—	—	—		—
	RSUs(8)	5,537,933	5,537,933	5,537,933	5,537,933	5,254,929		5,537,933
	PSUs(9)	800,437	800,437	800,437	2,697,206	2,320,553		2,697,206
	CPUs(10)	3,386,745	3,386,745	3,386,745	3,386,745	3,880,725		3,386,745
	Outplacement Services and Insurance Coverage(11)	—	—	—	—	50,000		72,000

	TOTAL	10,647,421	10,647,421	10,647,421	11,621,884	17,852,513		21,443,684

Ralph P. Scozzafava	Lump Sum Cash Payments	—	—	—	—	3,400,000	(4)	5,131,800	(5)
	Prorated STI Award Payment	474,300	474,300	474,300	—	474,300	(6)	850,000	(6)
	Accelerated LTI Awards:
	Options(7)	—	—	—	—	—		—
	RSUs(8)	1,390,677	1,390,677	1,390,677	1,390,677	971,624		1,390,677
	PSUs(9)	323,564	323,564	323,564	1,090,351	1,034,700		1,090,351
	CPUs(10)	1,149,895	1,149,895	1,149,895	1,149,895	1,436,479		1,149,895
	Outplacement Services and Insurance Coverage(11)	—	—	—	—	50,000		72,000

	TOTAL	3,338,436	3,338,436	3,338,436	3,630,923	7,367,103		9,684,723

Chris Bellairs	Lump Sum Cash Payments	—	—	—	—	2,204,000	(4)	3,337,800	(5)
	Prorated STI Award Payment	304,326	304,326	304,326	—	304,326	(6)	522,000	(6)
	Accelerated LTI Awards:
	Options(7)	—	—	—	—	—		—
	RSUs(8)	1,317,074	1,317,074	1,317,074	1,317,074	1,044,562		1,317,074
	PSUs(9)	195,846	195,846	195,846	659,949	567,790		659,949
	CPUs(10)	726,250	726,250	726,250	726,250	839,375		726,250
	Outplacement Services and Insurance Coverage(11)	—	—	—	—	50,000		72,000

	TOTAL	2,543,496	2,543,496	2,543,496	2,703,273	5,010,053		6,635,073

Brad Cashaw	Lump Sum Cash Payments	—	—	—	—	1,462,000	(4)	2,224,800	(5)
	Prorated STI Award Payment	146,236	146,236	146,236	—	146,236	(6)	301,000	(6)
	Accelerated LTI Awards:
	Options(7)	—	—	—	—	—		—
	RSUs(8)	342,922	342,922	342,922	342,922	218,298		342,922
	PSUs(9)	102,192	102,192	102,192	342,922	294,839		342,922
	CPUs(10)	—	—	—	—	—		—
	Outplacement Services and Insurance Coverage(11)	—	—	—	—	40,000		47,000

	TOTAL	591,350	591,350	591,350	685,844	2,161,373		3,258,644

Kimberly Warmbier	Lump Sum Cash Payments	—	—	—	—	1,382,400	(4)	2,105,400	(5)
	Prorated STI Award Payment	173,794	173,794	173,794	—	173,794	(6)	259,200	(6)
	Accelerated LTI Awards:
	Options(7)	—	—	—	—	—		—
	RSUs(8)	801,722	801,722	801,722	801,722	662,575		801,722
	PSUs(9)	93,676	93,676	93,676	315,628	271,552		315,628
	CPUs(10)	496,270	496,270	496,270	496,270	575,457		496,270
	Outplacement Services and Insurance Coverage(11)	—	—	—	—	50,000		72,000

	TOTAL	1,565,462	1,565,462	1,565,462	1,613,620	3,115,778		4,050,220

(1)
The amounts in this column are based on the assumption that the executive's employment continued after the change in control and reflect the full amount of the vesting or payout of all outstanding awards. Although this column reflects the vesting of all outstanding awards, awards granted in 2015 and subsequent would not automatically vest following a change in control in the event the awards continue in effect on terms that are no less favorable than were applicable immediately prior to the change in control.

(2)
Reflects potential payments pursuant to the Executive Severance Plan.

DEAN FOODS COMPANY – 2017 Proxy Statement	77

(3)
Reflects potential payments pursuant to the CIC Agreements.

(4)
The amount shown represents a lump sum cash payment equal to two times the sum of the NEO's 2016 base salary plus target STI compensation for 2016.

(5)
The amount shown represents a lump sum cash payment equal to the sum of (a) three times the sum of the NEO's 2016 base salary plus target STI compensation for 2016 and (b) three times the aggregate matching contributions payable to the NEO's 401(k) account for the most recent year.

(6)
The amount shown represents a lump sum cash payment equal to the NEO's 2016 STI compensation prorated to the date of termination. Payment is based on actual performance, with respect to payments made under the Executive Severance Plan, and on the greater of target or actual performance with respect to payments made due to termination following a change in control.

(7)
All options held by the NEOs were fully vested prior to December 31, 2016 and thus no amounts are reported.

(8)
The amount shown represents the value of all unvested RSU awards and dividend equivalent units that vest under the occurrence of the specific event.

(9)
The amount shown represents the value of all unvested PSU awards and dividend equivalent units that vest under the occurrence of the specific event.

(10)
The amount shown represents a lump sum cash payment of CPU awards that vest under the occurrence of the specific event.

(11)
The amount shown represents the amount of outplacement services and insurance coverage paid by the Company to which the NEO would be entitled for up to two years following the termination.

DEAN FOODS COMPANY – 2017 Proxy Statement	78

EQUITY COMPENSATION PLAN INFORMATION

Our equity compensation plans have been approved by our stockholders. The following table contains certain information about our plans as of December 31, 2016:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,263,571	(1)	19.78	11,617,945	(2)
Equity compensation plans not approved by security holders	0

Total	3,263,571		19.78	11,617,945

(1)
Includes 1,224,742 shares reserved for issuance upon vesting of outstanding RSUs and PSUs (assuming payout for target performance). The weighted average exercise price reflected in column (b) does not take into account these RSUs and PSUs.

(2)
Pursuant to the 2016 Plan, all awards are granted from a fungible share pool and each share subject to any Full Value Award (i.e., an award of restricted stock, RSUs, PSUs, and other stock based awards other than stock options and stock appreciation rights) that is granted from the pool of available shares counts against the 2016 Plan's share authorization as though two shares of our stock had been awarded. As of December 31, 2016, the number of securities remaining available for future issuances for Full Value Awards was 5,808,972.

DEAN FOODS COMPANY – 2017 Proxy Statement	79

OTHER INFORMATION

Committee Charters/Form 10-K

We believe the charters adopted by the Audit, Compensation and Nominating/Corporate Governance Committees comply with applicable corporate governance rules of the NYSE. These charters and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, as filed with the SEC, are available on our Company website at www.deanfoods.com. Stockholders may also contact Investor Relations at 2711 North Haskell Avenue, Suite 3400, Dallas, Texas 75204 or at 800.431.9214 to obtain copies of the Committee charters or our Annual Report on Form 10-K without charge.

DEAN FOODS COMPANY – 2017 Proxy Statement	80

DEFINITIONS

1997 Plan: the Company's 1997 Stock Option and Restricted Stock Plan

2007 Plan: the Dean Foods Company 2007 Stock Incentive Plan, as amended

2016 Plan: the Dean Foods Company 2016 Stock Incentive Plan, approved by the stockholders at the 2016 Annual Meeting

2016 Annual Meeting of Stockholders or 2016 Annual Meeting: Dean Foods Annual Meeting of Stockholders held on May 11, 2016

2017 Annual Meeting of Stockholders or 2017 Annual Meeting: Dean Foods Annual Meeting of Stockholders to be held on May 10, 2017

2016 STI Plan: the 2016 Short-Term Incentive Compensation Plan

401(k) plan: the Dean Foods 401(k) plan

Abstentions: Proxies that are received but marked as "abstained" with respect to any one proposal or all proposals. Abstentions represent shares entitled to vote

Adjusted Operating Income: A non-GAAP measure, which differs from the corresponding GAAP measure by excluding charges related to facility closings and reorganization costs, gains and losses associated with divestitures and other strategic transactions, litigation settlement charges, the income tax impact for income from continuing operations before income tax adjustments, certain financing costs, and other non-recurring charges.

Alliance: Alliance Advisors, LLC, the Company's proxy solicitor. Representatives of Alliance will serve as the inspectors of election at the 2017 Annual Meeting

Annual Performance Period: A calendar year performance measurement period within a Performance Cycle for CPUs and PSUs for which the Compensation Committee establishes annual performance criteria.

Annual Report to Stockholders or 2016 Annual Report: Dean Foods' Annual Report to Stockholders for fiscal 2016

Bank EBITDA: generally defined with respect to the Company as adjusted operating income plus depreciation and amortization plus all non-cash expenses as determined under the Company's revolving credit facilities

Beneficial Owner: you are a beneficial owner if, on the Record Date, your shares were held in an account at a broker, bank or other nominee; your broker, bank or other nominee is the Stockholder of Record of such shares

Board or Board of Directors: the Board of Directors of Dean Foods Company

Board Committees: the Audit Committee, the Compensation Committee, the Executive Committee and the Nominating/Corporate Governance Committee

Broker Non-Vote: a "Broker Non-Vote" occurs when a broker, bank or other nominee holding shares for a Beneficial Owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular proposal and has not received instructions from the Beneficial Owner

Bylaws: the Amended and Restated Bylaws of Dean Foods, effective as of May 15, 2014

CD&A: the Compensation Discussion and Analysis included in this Proxy Statement

CEO: Chief Executive Officer of the Company

CFO: Chief Financial Officer of the Company

CIC Agreement: a Change-in-Control Agreement with the Company

Code: Internal Revenue Code of 1986, as amended

CPU: cash performance unit, a form of LTI compensation. For award features, see page 57

Dean Foods, our Company, the Company, "we," "our" or "us:" Dean Foods Company, a Delaware corporation, and, where the context requires, its consolidated subsidiaries

Deferred Compensation Plan: the Dean Foods Amended and Restated Executive Deferred Compensation Plan or the Dean Foods Company Post-2004 Executive Deferred Compensation Plan, as applicable

Executive Officers: officers of Dean Foods designated by the Board as executive officers (as defined by Rule 3b-7 under the Exchange Act). Dean Foods has certain disclosure obligations with respect to its Executive Officers and the Executive Officers must report certain transactions in the Company's equity securities under Section 16 of the Exchange Act

Executive Severance Plan: the Company's Amended and Restated Executive Severance Pay Plan, a copy of which is filed as Exhibit 10.1 of our Current Report on Form 8-K dated November 19, 2010

DEAN FOODS COMPANY – 2017 Proxy Statement	81

Exchange Act: the Securities and Exchange Act of 1934, as amended

FASB ASC Topic 718: Financial Accounting Standards related to "Compensation—Stock Compensation"

Independent Directors: the Company's directors who have been determined by the Board to have no material relationships with Dean Foods pursuant to the standards set forth in the NYSE Rules and, as to members of the Audit Committee, who meet the requirements of Section 10A of the Exchange Act and Rule 10A-3 under the Exchange Act and, as to members of the Compensation Committee, who meet the requirements of Section 10C of the Exchange Act and Rule 10C-1 under the Exchange Act

Internal Revenue Code: the Internal Revenue Code of 1986, as amended

LTI: long-term incentive compensation

Named Executive Officer or NEO: the Company's CEO, CFO and the next three most highly compensated executive officers other than our CEO and CFO during fiscal 2016

Notice of Internet Availability: Refers to the Notice of Internet Availability of Proxy Materials, which is a written notice mailed to the Company's stockholders to inform them that proxy materials relating to the Company's meeting of stockholders are available on a specified Internet Website and includes instructions for accessing proxy materials and voting online

NYSE: The New York Stock Exchange

NYSE Rules: the NYSE's rules for companies with securities listed for trading on the NYSE, including the continual listing requirement and rules and policies on matters such as corporate governance, stockholder communication and stockholder approval

Proxy: your legal designation of another person to vote the stock that you own

PSU: performance stock unit, a form of LTI compensation. For award features, see page 57

Record Date: the date for the determination of those stockholders who are entitled to notice of and to vote at our 2017 Annual Meeting of Stockholders

Reverse Stock Split: the reverse stock split of the Company's issued common stock by a ratio of 1-for-2 effected August 26, 2013

RSA: restricted stock award, a form of LTI compensation. For award features, see page 23

RSU: restricted stock unit, a form of LTI compensation. For award features, see page 57

SEC: the U.S. Securities and Exchange Commission

SERP: the Dean Foods Company Supplemental Executive Retirement Plan, which is a nonqualified deferred compensation arrangement for our executive officers and other employees earning compensation in excess of the maximum compensation that can be taken into account with respect to the Dean Foods 401(k) plan, as set forth in the Internal Revenue Code

Share or Shares: a share or shares of Dean Foods Company common stock, $0.01 par value per share

STI: short-term incentive compensation

Stockholder of Record: if your shares are registered directly in your name with our transfer agent, Computershare, then you are the Stockholder of Record

Street Name: shares held in an account at a broker, bank or other nominee

WhiteWave: The WhiteWave Foods Company, a former subsidiary of Dean Foods Company

WhiteWave Spin-Off: the spin-off effective on May 23, 2013 of a portion of the Company's ownership interest in WhiteWave to our stockholders

DEAN FOODS COMPANY – 2017 Proxy Statement	82

ANNEX A

Reconciliation of Non-GAAP Financial Measures

Non-GAAP Financial Measures

We have presented in this Proxy Statement certain adjusted financial results and certain other non-GAAP financial measures, as described in further detail below. This non-GAAP financial information is provided as supplemental information for investors and is not in accordance with, or an alternative to, GAAP. Additionally, these non-GAAP measures may be different than similar measures used by other companies.

We believe that the presentation of these non-GAAP financial measures, when considered together with our GAAP financial measures and the reconciliations to the corresponding GAAP financial measures, provides investors with a more complete understanding of the factors and trends affecting our business than could be obtained absent these disclosures. Our management uses these non-GAAP financial measures when evaluating our performance, when making decisions regarding the allocation of resources, in determining incentive compensation for management, and in determining earnings estimates.

A full reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures for the year ended December 31, 2016 is set forth in the tables below.

Adjusted Operating Results

We have supplemented the presentation of our reported GAAP operating income and earnings (loss) per diluted share with non-GAAP measures that adjust the GAAP measures to exclude the impact of the following (as applicable):

  •
  asset impairment charges;

  •
  incremental non-cash trademark amortization triggered by the launch of a national fresh white milk brand;

  •
  closed deal costs;

  •
  facility closing, reorganization and realignment costs;

  •
  debt issuance costs;

  •
  costs associated with the early retirement of long-term debt;

  •
  gains (losses) on the mark-to-market of our derivative contracts;

  •
  separation costs;

  •
  gains or losses related to discontinued operations and divestitures;

  •
  income tax impacts of the foregoing adjustments; and

  •
  adjustments to normalize our income tax expense at a rate of 38%.

We believe these non-GAAP measures provide useful information to investors by excluding expenses, gains or losses that are not indicative of the company's core operating performance. In addition, we cannot predict the timing and amount of gains or losses associated with such items. We believe these non-GAAP measures provide more accurate

DEAN FOODS COMPANY – 2017 Proxy Statement	A-1

comparisons of our ongoing business operations and are better indicators of trends in our underlying business. In addition, these adjustments are consistent with how management views our business. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating the Company's ongoing performance. Further, adjusted operating income is used by management to evaluate key performance indicators of low cost. The financial performance component of STI is based on adjusted operating income.

Bank EBITDA

Bank EBITDA is calculated as Adjusted EBITDA, as further adjusted to exclude certain non-cash and non-recurring or extraordinary expenses as permitted in calculating covenant compliance under our credit agreement. Adjusted EBITDA is defined as net income (loss), which is the most comparable GAAP financial measure, adjusted for the items above as well as interest, taxes, depreciation and amortization. Our Compensation Committee has determined to use Bank EBITDA as the performance metric for certain performance-based compensation awarded in the form of PSUs.

Free Cash Flow

We define Free Cash Flow as net cash provided by operating activities from continuing operations less cash payments for capital expenditures. We believe Free Cash Flow is a meaningful non-GAAP measure that offers supplemental information and insight regarding the liquidity of our operations and our ability to generate sufficient cash flow to, among other things, repay debt, invest in our business and repurchase shares of our common stock. A limitation of Free Cash Flow is that it does not represent the total increase or decrease in the cash balance for the period.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Notes to Reconciliation Tables commence on page A-3.) RECONCILIATION OF NET INCOME TO BANK EBITDA (Unaudited) (In thousands)

Twelve Months Ended December 31, 2016
Net income (loss)	$119,929
Interest expense	66,795
Income tax expense (benefit)	82,034
Depreciation and amortization	172,617
Closed deal costs(b)	4,926
Facility closing and reorganization costs, net(c)	8,719
Mark-to-market on derivative contracts(d)	(12,798)
Other adjustments(e)	12,249

Adjusted EBITDA	$454,471

Non-cash share-based compensation expense	9,116

Bank EBITDA	$463,587

DEAN FOODS COMPANY – 2017 Proxy Statement	A-2

RECONCILIATION OF ADJUSTED OPERATING INCOME AND ADJUSTED EPS (Unaudited) (In thousands, except per share data)

Twelve Months Ended December 31, 2016
	GAAP	Asset write- downs and (gain) loss on sale of assets(a)	Closed deal costs(b)	Facility closing and reorganization costs, net(c)	Mark-to- market on derivative contracts(d)	Other adjustments(e)	Income tax(f)	Adjusted
Operating income	$263,668	$16,843	$4,926	$8,719	$(12,798)	$11,561	—	$292,919
Diluted earnings per share	$1.31	$0.18	$0.05	$0.10	$(0.14)	$0.14	$(0.07)	$1.57

RECONCILIATION OF FREE CASH FLOW PROVIDED BY CONTINUING OPERATIONS (Unaudited) (In thousands)

Twelve Months Ended December 31, 2016
Net cash provided by operating activities	$257,413
Payments for property, plant and equipment	(144,642)

Free Cash Flow provided by continuing operations	$112,771

Notes to Reconciliation Tables

(a)
In conjunction with our decision to launch DairyPure in the first quarter of 2015, we reclassified certain of our indefinite-lived trademarks to finite-lived, resulting in a triggering event for impairment testing purposes. The related adjustment reflects the elimination of amortization expense recorded on these finite-lived trademarks of approximately $16.8 million for the year ended December 31, 2016.

(b)
The adjustment reflects the elimination of expenses related to the acquisition of Friendly's Ice Cream Holdings Corp. completed on June 20, 2016, and an immaterial amount of expenses related to other transactional activities, of approximately $4.9 million for the year ended December 31, 2016.

(c)
The adjustment reflects the elimination of severance charges and non-cash asset impairments, net of (gains) losses on related asset sales, for approved facility closings and restructuring plans.

(d)
The adjustment reflects the elimination of the (gain) loss on the mark-to-market of our commodity derivative contracts. All of our commodity derivative contracts are marked to market in our statement of operations during each reporting period with a corresponding derivative asset or liability on our balance sheet.

DEAN FOODS COMPANY – 2017 Proxy Statement	A-3

(e)
The adjustment reflects the elimination of the following:

i.
Interest accretion in connection with the settlement of a previously disclosed dairy farmer class action lawsuit filed in the United States District Court for the Eastern District of Tennessee. The Court granted final approval of the settlement agreement on June 15, 2012 and the final installment payment was made in June of 2016;

ii.
Interest expense on uncertain tax positions that we retained in connection with prior discontinued operations;

iii.
Separation charge of $11.6 million for the year ended December 31, 2016 in connection with the Company's CEO succession plan; and

iv.
Loss on sale of discontinued operations, net of tax.

(f)
The adjustment reflects the income tax impact of adjustments (a) through (e) and an adjustment to our income tax expense (benefit) to reflect income tax at a tax rate of 38%, which we believe represents our normalized long-term effective tax rate as a U.S. domiciled business.

DEAN FOODS COMPANY – 2017 Proxy Statement	A-4

DEAN FOODS COMPANY ANNUAL MEETING OF STOCKHOLDERS – MAY 10, 2017 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Ralph P. Scozzafava and Russell F. Coleman, and each of them, as proxies for the undersigned, with full power of substitution, to act and to vote all of the shares of common stock of Dean Foods Company which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on Wednesday, May 10, 2017, at 10:00 a.m. Central Daylight Time, or any adjournment or postponement thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and any other matter that may properly come before the meeting. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ALL OF THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSALS 2 AND 3, AND EVERY YEAR WITH RESPECT TO PROPOSAL 4. IMPORTANT – IF YOU INTEND TO VOTE BY MAILING IN THIS PROXY CARD, RATHER THAN BY INTERNET OR TELEPHONE, YOU MUST COMPLETE, SIGN, AND DATE THE REVERSE SIDE. (Continued and to be marked, dated and signed on other side) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 10, 2017. Our 2017 Proxy Statement and our 2016 Annual Report to Stockholders are available at: www.viewproxy.com/deanfoods/2017

Please mark your votes like this A. Proposals – The Board of Directors recommends a vote FOR all of the nominees listed in Proposal 1, FOR Proposals 2 and 3, and EVERY YEAR with respect to Proposal 4. 1. Election of Directors FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 01 Janet Hill 02 J. Wayne Mailloux 03 Helen E. McCluskey 04 John R. Muse 05 B. Craig Owens 07 Jim L. Turner 08 Robert T. Wiseman 06 Ralph P. Scozzafava 4. Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation 2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s Independent Auditor for fiscal year 2017 FOR AGAINST ABSTAIN 3. Advisory Vote to Approve our Executive Compensation  FOR AGAINST ABSTAIN  EVERY YEAR EVERY TWO YEARS EVERY THREE YEARS ABSTAIN B. Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below. Date Signature Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) Please indicate if you plan to attend this meeting Signature CONTROL NUMBER (Joint Owners) Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting by Internet or Telephone MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. TELEPHONE Vote Your Proxy by Phone: Call 1 (866) 804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. INTERNET Vote Your Proxy on the Internet: Go to www.AALvote.com/DF Have your proxy card available when you access the above website. Follow the prompts to vote your shares.